                                  LEASE SUMMARY


LESSOR: KINGS PLAZA SHOPPING CENTER of Flatbush Avenue, Inc. and KINGS PLAZA SHOPPING CENTER of Avenue U, Inc. 5100 Kings Plaza Brooklyn, New York 10001

LESSEE: Magic Restaurant at Smithhaven, Inc. (d/b/a Red Robin Burger & Spirits Emporium) 1110 First Avenue New York, New York 10021

PREMISES: As defined Exhibit "A" of the lease = 7634.5 square feet in building "A" of Kings Plaza Shopping Center (include 201.6 sq. ft. for tenant's share in vestibule) (See Rider #2)

TERM: 18 years

COMMENCEMENT DATE: May 22, 1986 as provided in sec. 2.2. There is a two month rent postponement because of a dispute with the lessor about electricity. This restaurant opened December, 1986.

TERMINATION DATE: January 31, 2005 (midnight)

PERMITTED USE: Full service restaurant including service of alcoholic beverages.

BASE RENT: $137,421.00/year for first 5 years of lease term based on $18/sq. ft./year 11451.75 $167,959.00/year for second 5 year of lease term based on $22/sq. ft./year, $13,996.59/month $190,862.50 for third 5 years of lease term based on $25/sq. ft./year; $15,905.21/month

$229,035.00/year for the balance of the lease based on $30/sq. ft./year; $19,086.25/month

All rent shall be payable on the first of each calendar month of lease term.

PERCENTAGE RATE: 6% of Gross sales defined in section 4.3(B) above the minimum estimated amounts.

5% above $2,290,350.00 for first 5 years
5% above $2,799,316.60 for second 5 years
5% above $3,181,041.60 for third 5 years
5% above $3,817,250.00 for remainder of lease

Percentage Rent is to be paid in full within 15 days of the end of each quarter (February 1, May 1, August 1, November 1) of the lease year. With the submission to Landlord of an annual statement of Tenant's Gross Sales an adjustment will be made to total rent (Base plus Percentage) to determine whether Tenant owes Landlord money or is due a refund.

ADDITIONAL
RENTS:

Water and Electric: Sec. 6.1 provides Landlord shall supply necessary water and electrical connections to Premises and Tenant shall pay all costs of usage pursuant to a meter installed at Tenant's expense.

Heating and Cooling: Landlord shall provide at its own cost mediums to demised premises for heating and cooking for which tenant shall pay a utility service charge which may include a minimum charge (See schedule E to lease).

Common Area Charges: Sec. 5.3 costs include operating, managing, equipping etc. Common Areas and facilities. Tenant costs will be the total costs for the building multiplied by the fraction.

Tenants demised area (sq. ft.) whole demised area of building

These charges are to be paid in monthly installments within 90 days after the first day of each month. At the end of each fiscal year, Lessor shall furnish to Tenant a certified statement of common charges and adjustments for these charges will then be made.

Merchants Association/Fund: Lessor, Tenant's Contribution will be $3,817.25 ($.50/sq.ft.) to be adjusted for cost of living increases adjusted by the CPI using 1967 + 100 and a base number from January 1981. sec. 8.3(B)(iii)

Advertising requirements: must advertise in 2 papers or tabloids/year sponsored by association. Tenant agrees the size of ad or cash equivalent will be 1/2 page. Merchants Association can be converted in a Landlord's Mkt. Association with the same terms as above.

TAX RENT: Includes Real Estate Tax, assessments, water and sewer rents and all other governmental charges levied against the shopping center, excluding department store parcels times the proportion of tenants square footage to total shopping center sq. footage excluding department store parcels. Includes taxes assessed and Tenant shall pay 1/12 of annual tax monthly

INSURANCE: Section 8.1(I)

Liability: Comprehensive general liability for all claims, demands or actions for personal injury or death and property in an amount of not less than $1,000,000.00 for each occurrence.

Fire: Insurance covering at least 80% of insurable value of stock in trade, fixtures, furnishings, etc. Loss recovery to be adjusted jointly with Landlord.

Other: Plate Glass Steam and Boiler up to $500,000.00 such equipment is on demised premises.

Landlord may request Tenant from time to time, at Landlord's sole discretion, to obtain additional or different types of insurance (excluding rent or use occupancy insurance in favor of the Landlord). Certificates of policies and payment receipts are to be deposited with Landlord. Landlord and any of its designees shall be named as additional insureds on all policies.

ASSIGNMENT/SUBLET:

None allowed without express prior written consent of Landlord. Any transferal or sale of the stock or interest of a majority owner which causes that owner to become a non-majority holder, shall be deemed an assignment. Section 8.4(c) details the necessary documents to be submitted to Landlord in order for Landlord to consider an assignment or sublet.

RENOVATIONS and ALTERATIONS:

Tenant is obligated to make all repairs in the demised premises to keep it clean, neat in good order, repair and condition and in compliance with all laws, rules and regulations. Landlord maintains the right to enter premises to make repairs. Improvements are property of landlord. (See 10.8)

BROKERAGE: Great American Brokerage, Inc. served as Broker

NOTICES: To be personally served or sent either registered or certified mail return receipt requested, to addresses above or as otherwise may be requested from time to time. Notice to take effect upon service on party or receipt of the notice. (Section 11.1)

GUARANTY: Personal guarantees by Gary Rogers and Stephen Rogers for payments of all rents. The guaranty ends on the third anniversary of the commencement of the lease except as to any obligations incurred before the end of the 3rd anniversary.

NEGATIVE COVENANTS:

a.          Sell alcoholic beverages for off premises consumption

b.          except as to purchase money encumbrance, not to encumber FF&E

c.          harm premises including nuisance to other tenants

d. make alterations without landlord's consent or obstruct view of store from mall area

e. operate coin operated vending machine except tenant may operate two pay phones two video games and one cigarette machine

f. exterminate; launder; clean exterior windows and surrounding by a person other than as designated by landlord

g.          use forklift or mechanical devices to handle freight

h.          operate "elephant trains"

i. alter exterior of building 3. install signs with 1/2 mile of premises without landlord approval

k.          exceed floor loan per sq. foot

l.          overload the electrical system

LEASE

Kings Plaza
Brooklyn, New York

LANDLORD: Kings Plaza Shopping Center of Flatbush Avenue, Inc.

and

Kings Plaza Shopping Center of Avenue U, Inc.

TENANT: MAGIC RESTAURANT OF KINGS CORP.


DATE:

                           KINGS PLAZA SHOPPING CENTER

                               BROOKLYN, NEW YORK

                                   EXHIBIT "C"

                      DESCRIPTION OF LANDLORD'S WORK AND OF

                                  TENANT'S WORK


                                TABLE OF CONTENTS

I.    Purpose

II.   Landlord's Work                                 1
      A.    Common Facilities                         1
      B.    Buildings                                 1

III.  TENANT'S WORK                                   2
      A.    Store Interior Finish Work                2
      B.    Tenant Signs                              3
      C.    Store Fixturing and Merchandising         3

                                      INDEX


      Section                 LEASE                               PAGE

                                   ARTICLE I.
                   FUNDAMENTAL LEASE PROVISIONS AND EXHIBITS.

      1.1   Fundamental Lease Provisions                          1
      1.2   Effect of Reference to a
             Fundamental Lease Provision                          2
      1.3   Definitions                                           2
      1.4   Exhibits                                              2

                                   ARTICLE II
                               PREMISES AND TERMS.

      2.1   Demised Premises                                      2
      2.2   Term                                                  3
      2.3   Statement                                             3

                                  ARTICLE III.
                        PREPARATION OF DEMISED PREMISES.

      3.1   Landlord's Work                                       3
      3.2   Tenant's Work                                         4
      3.3   Time for Commencement and Completion
             of Tenant's Work                                     4
      3.4   Security for Tenant's Work                            4
      3.5   Remedies for Tenant's Failure or
            Delay to Submit Plans or Perform Work                 5
      3.6   Obligations of Tenant Before Lease
             Term Begins                                          5
      3.7   Waiver                                                5
      3.8   Completion of Tenant's Work                           5
      3.9   Ownership of Improvements                             6


                                   ARTICLE IV.
                                      RENT.

      4.1   Payment                                               6
      4.2   Fixed Minimum Rent                                    6
      4.3   Percentage Rent                                       6
      4.4   Definition of Lease Year                              8
      4.5   Gross Sales of Completing Store                       8
      4.6   Tax Rent                                              8

                                    INDEX                   i

SECTION                                                     PAGE

       L.   Gross Sales                                     33
       M.   Guarantor                                       33
       N.   Landlord                                        33
       O.   Landlord's Work                                 33
       P.   Lease Year                                      33
       Q.   Marketing Charge                                33
       R.   Marketing Fund                                  33
       S.   Percentage Rent                                 33
       T.   Person                                          33
       U.   Rent                                            33
       V.   Shopping Center                                 33
       W.   Taxes                                           34
       X.   Tax Rent                                        34
       Y.   Tenant                                          34
       Z.   Tenant's Work                                   34
      AA.   Utility Service Charge                          34
11.12 Construction on Adjacent Premises                     34
11.13 Effect of Unavoidable Delays                          34
11.14 Office Buildings                                      34
11.15 No Oral changes                                       34
11.16 No Representations by Landlord                        35
      Signatures                                            35
      Acknowledgments                                       36
      Guaranty                                              37
      Acknowledgments                                       38
      Exhibit A
      Exhibit B
      Exhibit C
      Exhibit D
      Exhibit E

                                  INDEX                     iii

      SECTION                                               PAGE

            G.    Payment for and Performance of Work       16
            H.    Indemnity                                 16
            I.    Insurance                                 16
            J.    Increase in Insurance Premium             17
            K.    Property Loss or Damage                   17
            L.    Right of Entry                            17
            M.    Fees and Expenses                         18
            N.    Mechanics' Liens                          18
            O.    End of Lease Term                         18
            P.    Subordination                             19
            Q.    Attornment                                19
            R.    Reference to Shopping Center              19
            S.    Continuing Liability                      19
            T.    Permits and Licenses                      19
            U.    Signs                                     19
            V.    Rules and Regulations                     19

      8.2   Negative Covenants                              20
            A.    Alcoholic Beverages                       20
            B.    Encumbrances                              20
            C.    Use                                       20
            D.    Alterations                               20
            E.    Vending Machines                          20
            F.    Outside Services                          20
            G.    Freight Handling                          20
            H.    Elephant Trains                           21
            L.    Changes in Exterior                       21
            J.    Signs                                     21
            K.    Floor Loads                               21
            L.    Electrical "Overloads"                    21

      8.3   Merchants' Association; Marketing Fund          21
      8.4   Assignment, etc.; Control of Tenant             23


                                   ARTICLE IX
                          DESTRUCTION; CONDEMNATION.
      9.1   Fire or Other Casualty                          24
      9.2   Eminent Domain                                  25

                                   INDEX                    iv

                                   ARTICLE X.
                             DEFAULTS AND REMEDIES.

      Section                                               PAGE

      10.1  Bankruptcy                                      26
      10.2  Default                                         26
      10.3  Remedies of Landlord                            27
      10.4  Waiver of Trial by Jury;
             Tenant Not to Counterclaim                     28
      10.5  Holdover by Tenant                              28
      10.6  Landlord's Right to Cure Defaults               29
      10.7  Effect of Waivers of Default                    29
      10.8  Security Deposit                                29

                                   ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

      11.1  Notices from One Party to the Other             29
      11.2  Brokerage                                       29
      11.3  Tenant's Acknowledgment of Mortgage             30
      11.4  Relationship of the Parties                     31
      11.5  Estoppel Certificates                           31
      11.6  Applicable Law and Construction                 31
      11.7  Joint and Several Obligations                   31
      11.8  Short Form Lease                                32
      11.9  Binding Effect of Lease                         32
      11.10 Refinancing                                     32
      11.11 Definitions                                     32
             A.   Affiliate                                 32
             B.   Association                               32
             C.   Central Utility Plant                     32
             D.   Common Areas                              32
             E.   Common Area Charge                        32
             F.   Concessionaire                            32
             G.   Covered Mall                              32
             H.   Demised Premises                          33
             I.   Department Store Parcels                  33
             J.   Fixed Minimum Rent                        33
             K.   Floor Space                               33

                                   KINGS PLAZA
                               BROOKLYN, NEW YORK

                                      LEASE

ARTICLE I. FUNDAMENTAL LEASE PROVISIONS AND EXHIBITS.

SECTION 1.1 Fundamental Lease Provisions.

DATE:       October    , 1985

LANDLORD: KINGS PLAZA SHOPPING CENTER OF FLATBUSH AVE, INC., a New York corporation with offices at 500 Seventh Avenue, New York, New York 10018 and KINGS PLAZA SHOPPING CENTER OF AVENUE, INC., a New York corporation with offices at 151 West 34th Street, New York, New York 10001.

LANDLORD'S ADDRESS: 5100 Kings Plaza, Brooklyn, N.Y. 11234.

TENANT: Magic Restaurant of Kings Corp., a New York corporation

TENANT'S ADDRESS: 1100 First Avenue, New York, New York

TENANT'S TRADE NAME: Red Robin Burger and Spirits Emporium

DEMISED PREMISES (Section 2.1): Located in the Building designated" A" on the Site Plan attached hereto as Exhibit A and containing approximately 7336 square feet of Floor Space as shown on the Space Plan attached hereto as Exhibit B (subject to adjustment and determination pursuant to Section 2.3).

LEASE TERM (Section 2.2): 18 Lease Years (plus a Partial Lease Year, if any, prior to the first Lease Year).

FIXED MINIMUM RENT (Section 42): $132,048 per annum for the first five Lease Years; $161,392 per annum for the next five Lease Years; $183,400 per annum for the next five Lease Years; $220,080 per annum for the balance of the Lease Term.

Such amount(s) being computed at the respective rate(s) of $18.00, $22.00, $25.00 and $30.00 per annum per square foot of Floor Space of the Demised premises; being subject to adjustment and determination pursuant to Section 2.3; and being further subject to adjustment pursuant to Section 4.5, if it becomes applicable.

PERCENTAGE RENT RATE (Section 4.3A): 6% until Gross Sales multiplied thereby equal Fixed Minimum Rent and thereafter 5%.

PERCENTAGE RENT PERIODS (Section 4.3D): Quarterly. (Commencing February 1, May 1, August 1 and November 1).

PERMITTED USES (Section 8.1B): A full service restaurant, including the serving of alcoholic beverages, provided all necessary licenses therefor are procured by Tenant and for no other use or purpose.

Landlord will cooperate with Tenant in procuring any such licenses, at Tenant's expense.

TIME FOR COMPLETION OF TENANT'S WORK (Sections 3.3): 210 days.

RETAIL COMPETITIVE AREA (Section 4.5): The area bounded on the west by Gravesend Bay, on the south by the Atlantic Ocean, on the east by Cross Bay Boulevard and on the north by the rear lines of the lots fronting on the side farthest from the Demised Premises of the following streets: Linden Boulevard, Kings Highway and Bay Parkway.

SECURITY DEPOSIT (Section 10.8)

GUARANTOR (Section 10.1 and page 37): Steven Rogers and Gary Rogers

SECTION 1.2 Effect of References to a Fundamental Lease Provision. Each reference in this Lease to any of the Fundamental Lease Provisions contained in
Section 1.1 shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision.

Section 1.3 Definitions. Reference is made to Section 11.11 which contains definitions of certain terms therein set forth. Other terms are defined in various Sections of this Lease. Defined terms are printed with initial capital letters in this Lease and are used as so defined, except where otherwise indicated.

Section 1.4 Exhibits. The exhibits listed in this Section and attached to this Lease are hereby incorporated in and made a part of this Lease.

EXHIBIT A. Site Plan.
EXHIBIT B. Space Plan showing Demised Premises.
EXHIBIT C. Description of Landlord's Work and of Tenant's Work.
EXHIBIT D. Design Criteria for Landlord's Work and for Tenant's work. EXHIBIT F. Utility Service Charges Rate Schedules.

                         ARTICLE II. PREMISES AND TERM.

Section 2.1 Demised Premises. Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord, the premises (herein referred to as "the Demised Premises"), located in the Shopping Center situated in the Borough of Brooklyn, County of Kings, City of New York and State of New York, shown on the Site Plan attached hereto as Exhibit A (the bull ding in which the Demised Premises are located being shown on said Exhibit A and the Demised Premises being shown on the Space Plan attached hereto as Exhibit B) extending to the exterior faces of all exterior walls (including, without limitation, walls between the Demised Premises and the Covered Mall or other Common Areas) or to the line shown on Exhibit B where there is no wall or to the center line of those walls (or prolongations thereof) separating the Demised Premises from other premises in the Shopping Center;

Subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease;

Together with the appurtenances specifically granted in this Lease, including the use in common with others of the Common Areas as hereinafter more fully provided, but reserving and excepting to Landlord (i) the use of (a) the exterior faces of the aforesaid walls, (b) the roof and (c), if the Demised Premises are located only on the Lower Mall, the lower surface of the floor slab of the Upper Mall and (ii) the right to install, maintain, use, repair, and replace pipes, ducts, cables, conduits, vents, plumbing and wires leading through the Demised Premises, in locations which will not materially interfere with Tenant's use thereof, and serving other parts of the Shopping Center.

Exhibit A sets forth the general layout of the Shopping Center but shall not be deemed to be a warranty, representation or agreement on the part of Landlord that said Shopping Center is or will continue to be as indicated on Exhibit A. Without limiting any other rights Landlord may have, Landlord hereby reserves the right at any time and from time to time to make alterations or additions to, to build additional stories on, and to demolish, any building in the Shopping Center and to build other buildings or improvements in the Shopping Center and to make alterations or additions to, to build additional stories on, and to demolish, any such buildings and to construct deck or elevated parking facilities.

Section 2.2 Term. TO HAVE AND TO HOLD the Demised Premises unto Tenant for a term commencing on the earlier of (i) the day following the expiration of the Time for Completion of Tenant's Work (see Section 3.3) or (ii) the day Tenant opens for business in the Demised Premises,* and ending at midnight on January 31st of the last Lease Year of the Lease Term unless sooner terminated as hereinafter provided.

* or (iii) April 1, 1986,

Section 2.3 Statement. When the commencement and expiration dates of the Lease Term have been determined, as provided in Section 22, Landlord and Tenant shall execute and deliver a written statement, which shall be acknowledged by Tenant, specifying the commencement and expiration dates of the Lease Terata, the actual number of square feet of Floor Space in the Demised Premises as certified to by Landlord's architect or engineer, the exact amount of the annual Fixed Minimum Rent as determined from such certification, and, if there shall have herein any change in either Exhibit A or Exhibit B with respect to the Demised Premises, as provided in Section 3.1 hereof, the same shall be modified to reflect such change or changes. Such statement, when so executed, acknowledged and delivered, will be deemed to be incorporated in and become part of this Lease.

                 ARTICLE III. PREPARATION OF DEMISED PREMISES.

Section 3.1 Landlord's Work. Landlord shall, to the extent not in place at the date of this Lease, perform Landlord's Work with respect to the Demised Premises in such manner as to comply with the requirements of Exhibits C and D hereof. The location of the building in which the Demised Premises is to be located within the Shopping Center is shown on Exhibit A and the location of the Demised Premises within such building is shown on Exhibit B. Notwithstanding the foregoing the location of the Demised Premises within, and on the same level(s) of, such building, Landlord's Work in Exhibit C and the design criteria therefor in Exhibit D, and the nature and identity of the occupants of the adjoining premises shall each be subject to such changes (whether ordinary or extraordinary, foreseen or unforeseen) as Landlord shall, at any time and from time to time, deem to be desirable for the benefit of the Shopping Center; provided, however, that the resulting Demised Premises shall be substantially as equivalent in usefulness for Tenant's purposes as it was prior to such changes, and provided further, that no such changes with respect to the Demised Premises may be made after Tenant has entered thereon pursuant to Section 33 hereof. No such changes, or any of them, shall invalidate or affect his Lease, except that Landlord and Tenant shall, on request by either, modify Exhibits A, B, C and/or D, to such extent as an architect or engineer selected by Landlord certifies to be proper to accord with such changes. Landlord's Work shall be deemed approved by Tenant in all respects when Tenant opens or business in the Demised Premises except for items of Landlord's work which are not completed or do not conform to Exhibits C and D and as to which Tenant shall have given notice to Landlord within 30 day after Tenant opens for business.

[Alternative to the above. If the following is used, in addition to deleting the above, the matter in brackets in Sections 32, 3.3 and 3.5 will be deleted. Otherwise, the following sentence should be deleted.]

Tenant acknowledges that Landlord has fully performed all of Landlord's Work as described in Exhibits C and D.

Section 3.2 Tenant's Work. All work shall accomplished by Tenant at Tenant's sole expense and in accordance with the plans and specifications hereinafter referred to in this Section 3.2 prepared by Tenant's architect and/or engineer in conformity with the description of Tenant's Work and design criteria therefor set forth respectively in Exhibits C and D attached hereto. Tenant's architect and/or engineer must be duly licensed by the State of New York Tenant shall prepare and submit to Landlord for approval *within 15 days from the date of this Lease, four sets of preliminary plans and specifications covering Tenant's Work, prepared in conformity with the applicable provisions of Exhibits C and D. If Landlord shall notify Tenant of any objections to such plans and specifications, Tenant shall make necessary revisions and resubmit the same within 15 days after such notice. Landlord's approval, if and when granted, will be evidenced by endorsement to that effect on two sets of the preliminary plans and specifications, one set to be retained by Landlord and one set by Tenant. Within 15 days after the approval of preliminary plans and specifications, Tenant shall deliver to Landlord six sets of working plans and specifications prepared in conformity with the approved preliminary plans and specifications, one of which sets shall have been initialed on behalf of Tenant, thereby evidencing Tenant's approval thereof. Landlord shall notify Tenant of the manner, if any, in which said working plans and specifications as submitted by Tenant fail to conform with said preliminary plans and specifications and with the applicable provisions of Exhibits C and D. Within 15 days after such notice, Tenant shall revise or correct said working plans and specifications and shall submit such revisions or corrections to Landlord similarly initialed. Landlord's approval will be evidenced by endorsement to that effect on one set ,of the working plans and specifications and the return of such signed set to Tenant one copy of all plans submitted by Tenant will be reproducible. Tenant will perform and complete Tenant's Work in accordance with the approved working plans and specifications and Exhibits C and D and in compliance with such rules and regulations as Landlord and its architect or engineer and contractor, or contractors, may make and in accordance with all applicable laws, orders, regulations and requirements of all governmental authorities and board of fire underwriters having jurisdiction. Any disagreement which may arise between Landlord and Tenant with reference to the work to be performed by Tenant pursuant to Exhibits C and D shall be resolved by the decision of Landlord's said architect or engineer. the cost of whose services shall be borne equally by Landlord and Tenant Any plans Or specifications not disapproved by Landlord within 30 days of its receipt thereof from Tenant shall be deemed approved by Landlord.

Section 3.3 Security for Commencement and Completion of Tenant's Work. Tenant will commence construction of Tenant's Work promptly after the following: (i) Landlord's approval of working plans and specifications, and (ii) the date determined by Landlord when Tenant's Work can be commence Tenant's Work shall be completed within the Time for Completion of Tenant's Work, subject in any event to Section 11.13, and Tenant shall open the Demised Premises for its business prior to the expiration of such period. Upon completion of Tenant's Work. Tenant shall furnish Landlord with a reproducible copy of all working plans revised to show "as built" conditions.

Section 3.4 Security for Tenant's Work. Landlord may require Tenant, before entering on. Demised Premises for such purpose, to give Landlord proof satisfactory to Landlord, of Tenant's financial ability to complete and fully pay for Tenant's Work prior to opening for business, in lieu thereof, either (i) to furnish to Landlord a bond in an amount satisfactory to Landlord written by a surety company acceptable to Landlord or other security acceptable to Landlord, guaranteeing the Completion of Tenant's Work free of mechanics' liens or (ii) to deposit with Landlord in escrow Landlord's estimate of the sum required to complete Tenant's Work. If such a deposit shall be made, upon the satisfactory. Completion of all work and installations and the submission of proof that all bills in connection therewith have been paid, Landlord shall release such funds from escrow. Landlord, in its sole discretion, may release portions of such escrow deposit to pay bills as the work and installations progress.

*which approval shall not be unreasonably withheld or delayed

Section 3.5 Remedies for Tenant's Failure or Delay to Submit Plans or Perform Work. If Tenant fails or omits to make timely submission to Landlord of any plans or specifications or delays in submitting or supplying information, or in giving authorizations or in performing or completing Tenant's Work, Landlord, in addition to any other right or remedy it may have at law or in equity, may pursue any one or more of the following remedies:

            (i) Until Tenant shall have commenced Tenant's Work, Landlord may give Tenant at least 20 days' notice that if a specified failure, omission or delay is not cured by the date therein stated this Lease shall be deemed cancelled and terminated. If such notice shall not be complied with this Lease shall, on the date stated in such notice; ipso facto be cancelled and terminated, without prejudice to Landlord's rights hereunder;

            (ii) Landlord may, in its intention to do so, at Tenant's cost and expense, including, without limitation, expense for such overtime as Landlord's architect or engineer may deem necessary, proceed with the completion of any such plans or specifications or Tenant's Work, as the case may be, and such performance by Landlord shall have the same effect hereunder as if the plans, specifications, information, approval, authorization, work or other action required of Tenant had been furnished or provided as herein provided; and

            (iv) Landlord may provided the notice required by clause (ii) above has been given, require Tenant to pay to Landlord as additional rent hereunder, the cost to Landlord of completing the construction of the Demised Premises in accordance with the terms of this Lease over and above what would have been such cost had there been no such failure, omission or delay.

            In exercising any of the foregoing remedies, Landlord shall be entitled to retain and have recourse to (a) any bond or escrow deposit provided by Tenant under Section 3.4 hereof or (b) the Security Deposit provided by Tenant under Section 10.8 hereof.

Section 3.6 Obligations of Tenant Before Lease Term Begins. Tenant shall perform promptly such of its obligations contained in Exhibits C and D as are to be performed by it prior to the beginning of the Lease Term; and Tenant shall also observe and perform all of its obligations under this Lease (including, without limitation, its obligation to pay charges for temporary water, heating, cooling and lighting pursuant to Exhibits C and D, but excepting its obligations to pay Fixed Minimum Rent, Percentage Rent, Tax Rent, Common Area Charges, dues and assessments of Kings Plaza Merchants' Association Inc. and Marketing Charges) from the date determined by Landlord that the Demised Premises will be available for Tenant's Work (or from the date when Tenant commenced to perform Tenant's Work, if earlier) until the actual commencement date of the Lease Term in the same manner as though the Lease Term began on the date determined by Landlord that the Demised Premises were available for Tenant's Work or when Tenant commenced performing Tenant's Work, if earlier.

Section 3.7 Waiver. The parties hereto agree that Article II and Article III hereof constitute express provisions as to the time at which Landlord shall deliver possession of the Demised Premises to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to
Section 223-a of the Real Property Law of the State of New York or pursuant to any other law of like import now or hereafter in force.

Section 3.8 Completion of Tenant Before Lease Term Begins. Tenant shall not be deemed completed unless Tenant shall have (i) completed Tenant's Work described in Exhibits C and D in all respects in accordance with the provisions of this Lease, (ii) furnished evidence satisfactory to Landlord that all of Tenant's Work has been completed and paid for in full (and Tenant's Work has been accepted by Landlord which acceptance shall not be unreasonably withheld), that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived and that no security interests relating hereto are outstanding, (iii) reimbursed Landlord for the cost of any Tenant's Work done for Tenant by Landlord. (iv) furnished to Landlord all certifications and approvals with respect to

Tenant's Work that may be required from any governmental authority and any board of five underwriters or similar body for the use and occupancy of the Demised Premises, (v) furnished to Landlord the insurance required by Section 8.1(I) hereof, (vi) opened its store for business, fully staffed and adequately stocked, and (vii) executed and delivered the statement provided for in Section
2.3 hereof.

Section 3.9 Ownership of Improvements. All installations, alterations, additions or improvements upon the Demised Premises, made by either party, including all equipment and fixtures, pipes, ducts, conduits, plumbing, wiring, lighting fixtures, partitions, railings, mezzanine floors, galleries and the like shall, unless Landlord otherwise elects (which election shall be made by giving a notice pursuant to the provisions of Section 11.1 hereof not less than three day's prior to the expiration or other termination of this Lease), become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of the Lease Term. Movable office furniture and trade fixtures, which are installed by Tenant at its expense, shall remain its be removed at any time, subject to the provisions of Paragraph O of Section 8.1.

*but excluding panelling and decorations installed by Tenant, which may be removed at any time, subject to the provisions of Paragraph O of Section 8.1

                                ARTICLE IV. RENT.

Section 4.1 Payment. All Rent and other charges payable to Landlord under any provision of this Lease shall be paid to "Kings Plaza", or as Landlord may otherwise designate, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, at Landlord's Address or at such other place as Landlord may by notice to Tenant, from time to time, direct, without (except as may be otherwise herein expressly provided) any set-off or deduction whatsoever and without any prior demand the therefor.

Section 4.2 Fixed Minimum Rent. Tenant shall pay the annual Fixed Minimum Rent (as the same may be adjusted and specified in the statement provided for in Section 2.3 and further adjusted pursuant to Sections 4.5 and 4.11) for each Lease Year or Partial Lease Year (as hereinafter defined), in equal monthly installments in advance on the first day of each calendar month included in the Lease Term.

Section 4.3 Percentage Rent.

      A. Tenant shall also pay, as Percentage Rent for each Lease Year or Partial Lease Year (as hereinafter defined), included in the Lease Term, payable as hereinafter provided, the amount, if any, by which Tenant's Gross Sales (as hereinafter defined) transacted during such Lease Year or Partial Lease Year, multiplied by the Percentage Rent Rate, shall exceed the Fixed Minimum Rent payable for the same period.

      B. The term "Gross Sales" as used herein is defined to mean the total amount in dollars of the actual prices charged, whether for cash or on credit or partly for cash and partly on credit, for all sales or leases of merchandise, food, beverages and services, gift or merchandise certificates, and all other receipts (including finance charges on credit sales), of business conducted at, in, on about or through the Demised Premises, including, but not limited to, all orders received or filled at, in, on about or from the Demised Premises, whether by mail, telephone, closed circuit television or otherwise, and including all deposits not refunded to purchasers, all orders taken at, in, on, about or from the Demised Premises, whether or not said orders are filled elsewhere, total receipts of sales through any vending machine or other coin or token operated device and total sales by any Concessionaire or otherwise at, in, on, about or from the Demised Premises, and sales and receipts occurring or arising as a result of solicitation off the Demised Premises conducted by personnel operating from, or reporting to, or under the supervision of, any employee of Tenant located at the Demised Premises. Gross Sales shall not, however, include any sums collected and paid out for any retail sales tax or retail sales tax imposed by any duly constituted governmental authority and separately stated, nor shall they include any exchange of goods or merchandise between the stores of Tenant where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and neither for the purpose of consummating a sale which has theretofore been made at, in, on, about or from the Demised Premises nor for the purpose of depriving Landlord of the benefits of a sale which otherwise would be made at, in, on, about or from the Demised Premises, nor the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refund limited to the sales price, made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures which are not a part of Tenant's stock in trade, nor the net amount of discounts (not to exceed 3% of Gross Sales) actually allowed to any customer or employee pursuant to any customers and reasonable discount policy regularly adopted by Tenant from time to time during the Lease Term and notice of which was furnished to Landlord in advance. Each sale upon installment, credit or layaway shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Tenant shall receive payment from its customer, and no deduction shall be allowed for uncollectible credit accounts. Each lease of merchandise shall be treated as a sale in the month in which made for a price to total rent payable during the term of the lease. Notwithstanding anything in this section contained with respect to inclusion in "Gross Sales" of all receipts of sales made through any vending machine or other coin or token operated device, the operation of any such device shall be subject to the prior written consent of

Landlord, as provided in Section 8.2E hereof. (See Addendum)

      C. Tenant shall utilize, and cause to be utilized only cash registers equipped with sealed continuous totals or such other operating machines and equipment or devices for recording sales as may be appropriate to the business of Tenant and all Concessionaires and, if necessary or desirable in order to keep accurate records of Gross Sales and as Landlord shall approve. Tenant further agrees to operate (and cause all Concessionaires to operate) such registers, machines, equipment and devices in any reasonable manner directed by Landlord to the end that all Gross Sales shall be properly accounted for. Tenant shall keep (and shall cause all Concessionaires to keep) on the Demised Premises or at some other place in the Metropolitan New York area, for at least 36 months after expiration of each Lease Year, full, true, and accurate books of account and records conforming to generally accepted accounting principles showing all of the Gross Sales transacted at, in, on, about or from the Demised Premises for such Lease Year, including all tax reports, dated cash register tapes; sales checks, sales books, bank deposit records and such other supporting data as Landlord may request, which shall be conveniently segregated from other records of Tenant and each Concessionaire; provided, however, that if at any time Landlord shall contend that fraud may exist with respect to any of Tenant's reports with respect to Gross Sales for any Lease Year, then such 36 month period shall be deemed extended until such contention of Landlord has been finally determined. Within 15 days after the end of each calendar month, or portion thereof, included in the Lease Term, Tenant shall furnish to Landlord a statement signed and verified by Tenant (or by an authorized officer if Tenant be a corporation) of Tenant's Gross Sales transacted during such month or portion thereof; and on or before April 1 in each calendar year included in the Lease Term and within 90 days after the end of the Lease Term Tenant shall furnish to Landlord a statement, hereinafter called the annual statement, certified to Landlord by an independent Public Accountant approved by Landlord, of Tenant's Gross Sales transacted during the immediately preceding Lease Year. The certification by said accountant shall expressly state that the Gross Sales shown on said statement conform with and are computed in compliance with the definition thereof contained in Section 4.313 hereof. Landlord shall have the right from time to time by its accountants or representatives to audit all statements of Gross Sales and, whether or not any such statement shall have been furnished when herein required, to examine all of Tenant's records of Gross Sales (including all supporting data and any other records from which Gross Sales may be tested or determined) and Tenant shall make all such records readily available for such examination. Tenant shall forthwith pay to Landlord such Percentage Rent or Rent as or additional percentage Rent as may be shown to be payable by any such audit or examination and, if the Gross Sales additional Rent disclosed by an audit shall be more than $1,000, or, if Tenant shall have failed to keep and maintain or make available the records and other information herein required or to furnish any such statement when required,

*On reasonable notice to Tenant and at reasonable times KP ~/

**2% greater than the Gross Sales reported by Tenant.

Tenant shall also pay the cost of such audit or examination. Any information obtained by Landlord pursuant to the provisions of this Paragraph C shall be treated as confidential, except in any litigation or arbitration proceedings between the parties and, except further, that Landlord may disclose such information to prospective buyers, to prospective or existing lenders, to any governmental agency and in any registration statement filed with the Securities and Exchange Commission or other similar body.

      D. On or before the 15th day after the expiration of each Percentage Rent Period included in the Lease Term, and on or before the 15th day after the expiration or earlier termination of the Lease Term, Tenant shall pay to Landlord as Percentage Rent a sum equal to - the amount, if any, by which the cumulative Gross Sales transacted during the then current Lease Year to and including the expiration date of such Percentage Rent Period, multiplied by the Percentage Rent Rate exceeds the aggregate of the Fixed Minimum Rent and Percentage Rent theretofore paid for the then current Lease Year. Upon receipt by Landlord of each initial statement of Tenant's Gross Sales to be furnished as herein provided in Section 4.3C there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may be, to the end that Landlord shall receive the entire amount of Percentage Rent payable under this Lease for the preceding Lease Year and no more.

      E. If Tenant shall default, at any time during the Lease Term. in the timely performance of any of Tenant's obligations under this Section 4.3 (in addition to any other remedies Landlord may have under this Lease), Tenant shall pay to Landlord upon demand, as additional rent, for each month or part thereof that Tenant is in default hereunder, a sum equal to 1% of the monthly installment of Fixed Minimum Rent payable during the month immediately preceding such default Tenant's obligations under Paragraphs C and D of this Section 4.3 to furnish statements and pay Percentage Rent after the end of the Lease Term shall survive the expiration or sooner termination of the Lease Term.

Section 4.4 Definition of Lease Year. The term "Lease Year" is defined to mean a period of 12 consecutive calendar months, the first Lease Year to commence on the first day of February following the commencement date of the Lease Term (or on February 1 if such commencement date shall be February 1) and each succeeding Lease Year to commence on the anniversary date of the first Lease Year. Any portion of the Lease Term which is less than a Lease Year as hereinbefore defined (that is, from the commencement date of the Lease Term (if other than February 1) through the following January 31; and from the last February 1 falling within the Lease Term to the end of the Lease Term (if the end of the Lease Term does not fall on January 31) shall be deemed a "Partial Lease Year". Any reference in this Lease to a "Lease Year" shall, unless the context clearly indicates otherwise, be deemed to be a reference to a "Partial Lease Year" if the period in question involves a Partial Lease Year.

Section 4.5 Gross Sales of Competing Store. Tenant agrees that in the event Tenant or any Affiliate of Tenant shall directly or indirectly own, operate, manage or have any interest in any other store under Tenant's Trade Name or for the sale of like classifications of merchandise at retail within the Retail Competitive Area (except for stores presently open and in operation within such area), then the annual Fixed Minimum Rent shall be increased to an amount equal to 125% of the sum of the Fixed Minimum Rent then payable by Tenant pursuant to
Section 1.1 of this Lease and the Percentage Rent payable by Tenant for the Lease Year immediately preceding the date on which such other store opened for business. Such increase shall be effective from and after the date on which such other store opened for business and shall be adjusted upwards at the same time(s) and in the same amount(s) as the Fixed Minimum Rent set forth in Section
1.1 is subject to upward adjustment(s). Notwithstanding the foregoing, for the purpose of computing the amount of Percentage Rent payable by Tenant for any period following such increase, the Fixed Minimum Rent shall be deemed to be that provided for in Section 1.1 and not the increased amount provided, for in this Section 4.5.

Section 4.6 Tax Rent.

      A. For the purposes of this section the term "taxes" shall include all real estate taxes, assessment, water and sewer rents and other governmental impositions and charges of ever" kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and ever" installment thereof, which shall or may during the Lease Term, be levied, assessed, imposed. become due and payable, or liens upon, or arise in connection with the use, occupancy or possession at, or grow due or payable out of, or for, the Shopping Center or any part thereat, or any land, buildings or other improvements therein, excluding, however, any of the foregoing relating to the Department Store Parcels so long as they comprise separate tax lots for the purpose of assessment for real estate taxes. Such term shall not include any charge, such as a water meter charge and the sewer rent based thereon, which is measured by the consumption by the actual user of the item or service for which the charge is made. wether or not Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment for public betterments or improvements to be paid over a period of time, Landlord shall, nevertheless, be deemed to have taken such benefit so that the term "taxes," shall include only the current annual installment of any such assessment and the interest on unpaid installments. A tax bill or copy thereof submitted by Landlord to Tenant shall be conclusive evidence of the amount of a tax or installment thereof.

            B. On the first day of each month during the Lease Term Tenant shall pay to Landlord, as additional rent (hereinafter called "Tax Rent") in advance, the amount obtained by (i) adding 1/12 of all taxes payable during each 'ax year in which the month in question falls and (ii) multiplying the sum resulting from the computation in step (i) by a fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of all leased or occupied space in the Shopping Center, excluding space in any building on either Department Store Parcel so long as it comprises a separate tax lot, the status of Floor Space to be determined as of the first day of the month in question. If, on the first day of the month in question the amount of any tax payable during the then current tax year shall not have been determined by the existing authority, then the Tax Rent then payable shall be based on the amount of the corresponding tax for the immediately preceding tax year, subject to immediate adjustment when the amount of such tax shall be determined and payment of such adjustment upon billing by Landlord. If any tax shall be levied, assessed or imposed for any fiscal period which does not contain 12 months, then, in making the computation of Tax Rent for each month in such fiscal period, there shall be included in the addition under step (i) of such computation, in lieu of 1/12 of such tax, that amount arrived at by dividing such sax by the number of months in such fiscal period.

            C. Nothing herein contained shall be construed to include as a "tax" which shall be the basis of Tax Rent, any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord; provided, however that, if at any time during the Lease Term the methods of taxation prevailing at the commencement of the Lease Term shall be altered so that in lie'~ of or as an addition to or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rent receivable by Landlord from the Shopping Center or any portion thereof, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Shopping Center or any portion thereof, then the same shall be included in the computation of Tax Rent hereunder, computed as if the amount of such tax or fee so payable were that due if the Shopping Center were the only property of Landlord subject thereto.

            D. If, after Tenant shall have made a payment of Tax Rent, Landlord shall receive a refund or any portion of the taxes on which such payment shall have been based. Landlord shall pay to Tenant that proportion of the net refund, after deducting all expenses (including, reasonable attorneys and appraisers' fees) incurred in obtaining such refund, which the portion of the tax in question paid by Tenant bears to the entire amount of such tax. Tenant shall not institute any proceedings with respect to the assessed valuation of the Shopping Center or any part thereof for the purpose of securing a tax reduction. If, however, in any tax year or other tax fiscal period, tenants occupying 73% of the floor Space of the Shopping Center (excluding the Department Store Parcels) shall desire to have such proceedings instituted and shall give Landlord notice of such desire at least 20 days prior to the last day for the filing of the same, Landlord shall file with the Tax Commission or any successor to its functions as assessor, application for reduction and correction of the tax assessment for such year or fiscal period. Thereafter. upon written request from at least the same amount Or tenants, served on Landlord at least 30 days prior to the last day for the institution or court proceedings to review such assessment, Landlord shall, at the cost and expense of all tenants of the Shopping Center, institute and diligently prosecute such proceeding. Landlord may, nevertheless, settle any such application or proceeding without the consent of Tenant.

            E. Tenant at all times shall be responsible for and shall pay, before delinquency, all municipal, county, state or federal taxes levied, assessed or unpaid on any leasehold interest, any investment of Tenant in the Demised Premises, or any personal property of any kind owned, installed or used by Tenant or on Tenant's right to occupy the Demised Premises.

Section 4.7 Interest. Interest shall accrue at the higher of (i) a rate per annum equal to 3 percentage points above the "base rate" established at the time by Citibank, N.A., or (ii) the rate of 1-1/2% per month from and after the due date of any payment of Fixed Minimum Rent, Percentage Rent, Tax Rent, Common Area Charge, Utility Service Charge or any additional rent hereinabove or hereinafter described.

Section 4.8 Rent. All payments, including Fixed Minimum Rent, to be made hereunder by Tenant, whether to Landlord or to Kings Plaza Merchants Association, Inc., shall be included in the term "Rent" whichever used in this Lease. All such payments, other than Fixed Minimum Rent, shall be deemed to be and shall become additional rent hereunder, whether or not the same shall be designated as such (notwithstanding that in some cases the words "additional rent" are used with specific charges included in the term "Rent" or with the general use of such term, but such use is not made in other cases); and, unless another time shall be herein expressly provided for the payment thereof, the same shall be due and payable on demand or together with the next succeeding installment of Fixed Minimum Rent, whichever shall first occur, together with interest thereon; and Landlord shall have the same remedies for failure to pay the same as - for non-payment of Fixed Minimum Rent.

Section 4.9 Rent for a Partial Month. For any portion of a calendar month included at the beginning or end of the Lease Term, Tenant shall pay 1/30 of each monthly installment of Rent for each day of such portion payable in advance at the beginning of such portion, except that Percentage Rent and Utility Service Charges for such portion shall be computed and paid as provided respectively in Sections 4.3 and 6.3 hereof.

Section 4.10 Notice Charge. Landlord may impose a Notice Charge of $25.00 for each notice that Landlord sends as a result of Tenant's failure to make timely payment of any Rent or other charge due under the Lease or Tenant's failure to perform any other covenant on its part to be performed hereunder. Such Notice Charge shall be deemed to be additional rent and shall be paid upon demand therefor.

Section 4.11 Adjustment of Fixed Minimum Rent. If, in each of at least two of the fifth, and seventh Lease Years of the Lease Term, Tenant shall not have been obligated to pay Percentage Rent in an amount equal to at least 10% of the Fixed Minimum Rent then payable hereunder Landlord may terminate this Lease by notice to Tenant given at any time within six months after the earlier of the receipt by Landlord of Tenant's annual statement of Gross Sales from second of such Lease Years in which Tenant shall not have been obligated to pay Percentage Renewal such amount or the due date of such statement for the seventh Lease Year, and upon the date specified in such notice this Lease and the lease Term shall terminate and come to an end, and Tenant shall vacate and surrender the Demised Premises to Landlord: provided, however, that Tenant may render such notice of termination inoperative, if, within 30 days after receipt of such notice, Tenant shall enter into an agreement with Landlord increasing, for each Lease Year of the remainder of the Lease Term, the Fixed Minimum Rent to an amount equal to l25% of the amount of Minimum Rent otherwise due hereunder.

                            ARTICLE V. COMMON AREAS.

Section 5.1 Common Areas. Landlord shall make available within the Shopping Center such areas and facilities (referred to in this Lease as "Common Areas"), including but not limited to the parking facilities, driveways, exterior and interior ramps. sidewalks, roofs and roof areas (subject to Section 2.1) truckways, delivery facilities, truck-loading areas, roads, walkways, the Covered Mall and other enclosed courts, malls, elevators between roof receiving areas and common corridors, landscaped and planted areas, and public rest rooms, as Landlord shall deem appropriate. Landlord shall operate, manage, equip, police, light, repair and maintain the Common Areas for their intended purposes in such manner as Landlord shall in its sole discretion determine. Tenant agrees that Landlord may, at any time and from time to time, increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas, make installations therein, move arid remove the same and erect buildings and other improvements not shown on Exhibit A anywhere in the Shopping Center. If the Corrirnon

Areas be changed, altered or diminished, Landlord shall not be subject to any liability to Tenant and Tenant shall not he entitled to any compensation or diminution or abatement of Rent, nor shall any such change, alteration or diminution be deemed to be a constructive or actual eviction (the term "Common Areas" shall at any time facilities as shall be in existence). The foregoing shall not, however, permit Landlord to do anything that would materially interfere with access to the Demised Premises.

Section 5.2 Use of Common Areas. Tenant and its Concessionaires, officers, employees, agents, customers and invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, to use the Common Areas, subject to such reasonable rules and regulations as Landlord may from time to time impose, including the designation of specific areas in which vehicles owned or operated by Tenant, its Concessionaires, officers, employees and agents must be parked and the prohibition of the parking of any such vehicles in any other part of the Common Areas and in the parking facilities. Tenant understands and agrees that persons u~""dlg the Marina adjoining the Shopping Center and fronting on Mill Basin shall also be permitted to use the Common Areas. Landlord may cause to he towed away any such vehicles which are parked in Common Areas in violation of such rules and regulations, and Tenant waives liability of Landlord to Tenant in the event that such towing is done. Tenant further agrees, after notice thereof, to abide by such rules and regulations and to use its best efforts to cause its Concessionaires, officers, employees, agents, customers and invitees to conform thereto. Landlord may at any time close temporarily any Common Area to make repairs or changes therein or to effect construction, repairs or changes within the Shopping Center, to prevent the acquisition of public rights in such area, or to discourage non customer parking, and do such other acts in and to the Common Areas as in its judgment may be desirable to improve the appropriate utilization thereof. Tenant shall upon request promptly furnish to Landlord the license numbers of the cars operated by Tenant and its Concessionaires, officers and employees. Tenant shall not at any time interfere with the rights of Landlord and other occupants of the Shopping Center, its and their Concessionaires, officers, employees, agents, customers and invitees, to use any part of the parking areas and other Common Areas. Landlord reserves the right to impose parking charges (determined by meters or otherwise). If any vehicle of Tenant, or of any Concessionaire, or of any of their respective officers, agents or employees, is parked in any part of the Shopping Center other than the employee parking area(s) designated therefor by Landlord, Tenant shall pay to Landlord an amount equal to the daily rate therefor established by Landlord from time to time (which rate is initially established at 5 for each such vehicle for each day, or part thereof, it is so parked in such other part of the Shopping Center). All amounts due under the provisions of this Section 5.2 shall be payable by Tenant as additional rent within 10 days after demand therefor.

Section 5.3 Charge for Use of Common Areas. Tenant shall pay to Landlord as additional rent for each of Landlord's fiscal years (July 1 to June 30) Tenant's pro rata have, as defined in Paragraph C of this Section 5.3, of the sum of the amounts described in Paragraphs A and B of this Section 5.3:

            A. All costs and expenses of every kind and nature (including appropriate reserves) as may be paid or incurred by Landlord during the Lease Term in operating, managing, equipping, repairing, replacing, cleaning and maintaining the Common Areas, common facilities and related services and in policing the Shopping Center and affording protection thereof against fire (if and to the extent that such policing and/or fire protection is provided), all as determined in accordance with generally accepted accounting principles and allotted to that particular fiscal year on the accrual method of accounting, such costs and expenses to include, but not be limited to: operating the Covered Mall and other Common Areas; snow and ice removal; costs and expenses of planting, replanting and replacing flowers and landscaping; costs and expenses of repairing and/or replacing sidewalks and roof areas; costs and expenses of removing trash and refuse from the Common Areas, the Demised Premises and other areas and space in the Shopping Center: water and sewerage charges; premiums for liability, property damage and work eni compensation insurance; wages, unemployment taxes and social security taxes; personal property taxes; fees for required licenses and permits; supplies; operation of loudspeakers and any other equipment supplying music to the Common Areas: reasonable depreciation of equipment used in the operation, repair and maintenance of the Common Areas, common facilities and related services; and administrative costs equal to 15% of the foregoing costs and expenses paid or incurred by Landlord under this Section 5.3; but there shall be excluded costs of i\ed equipment properly chargeable to capital account and depreciation of the original costs of constructing, erecting and installing the Common Areas, common facilities and related services and no credit shall be given or deduction made for any revenues derived from any parking charges that Landlord may impose pursuant to Section 52 hereof.

      B. Those costs and expenses for providing heating, cooling and air handling ("HVAC"), lighting and electricity to the Common Areas, common facilities and related services as determined by Landlord in accordance with the following method of computation: (i) lighting and electricity costs and expenses shall be computed by applying the provisions of Exhibit E to a monthly consumption of 540,000 kwhr and a monthly demand of 1,392 kw which may be adjusted from time to time by Landlord to reflect changes in these estimated values; (ii) HVAC costs and expenses shall be computed based upon a charge of $.60 per square foot of the Common Areas for heating cooling and air handling plus charges for heating adjustment and cooling adjustment as provided for in Exhibit E, in each case based upon a Common Area of 146,377 sq. ft., as the same may be adjusted to take into account changes in the actual square footage thereof.

      C. Tenant's pro rata share of the amount computed in accordance with the preceding Paragraphs A and B of this Section 5.3 shall be that portion of the whole which the Floor Space of the Demised Premises bears to the total Floor Space from time to time occupied by other tenants and occupants in the Shopping Center, except that for this purpose mezzanines and/or upper floor areas having no direct customer access to the Covered Mall or parking areas other than by stairways, elevators, escalators or enclosed non-public passageways shall be reduced by 50% (such computation being the "weighted floor area"). The charge to Tenant for each fiscal year, or partial fiscal year if the Lease Term shall commence or expire during such fiscal year, shall be paid in monthly installments on the first day of each calendar month in such fiscal year or partial year, in advance, in an amount estimated by Landlord within 90 days after the end of each fiscal year, Landlord shall furnish to Tenant a certified statement in reasonable detail of the computation of such amount computed in accordance with this Section 5.3 by Landlord's accountant, using generally accepted accounting principles in respect of the accrual method of accounting, consistently applied and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's pro rata share, as above provided, of such amount for such fiscal year or partial fiscal year and no more. Such statement, so certified, shall be conclusive between the parties. Changes in any Floor Space occurring during any month within such fiscal year shall be effective on the first day of the succeeding month and the amount of any Floor Space in effect for the whole of such fiscal year or partial fiscal year, shall be the average of the total amounts in effect on the first day of each month thereto. The foregoing provisions shall survive the expiration or sooner termination of the Lease Term.

      D. The amount so to be paid by Tenant, computed under this Section 3.3, is herein called the "Common Area Charge."

                          ARTICLE VI. UTILITY SERVICES

Section 6.1 Water and Electricity. Landlord shall cause the necessary mains, conduits and other facilities to be provided and maintained to supply water and electricity to the Demised Premises in accordance with and subject to Exhibits C and D. Tenant shall pay for all water and electricity used in the Demised Premises and, at its own cost and expense and with its own equipment installed in accordance with Exhibit C and the Design Criteria set forth in Exhibit D, shall heat or chill domestic water and water for process purposes to meet its requirements other than those described in Section 6.2.

Section 6.2 Heating and Cooling. Landlord shall, at its own cost and expense, maintain the Central Utility Plant installed by it to furnish a heating medium and a cooling medium to the Demised Premises, which may also include the production and distribution to the occupants of the Shopping Center of electrical energy. Tenant shall accept and use the heating and cooling media furnished by landlord to the Demised Premises and shall utilize the same in such mariner as snaIl not waste heating or cooling effect and in accordance with the Design Criteria set forth in Exhibit D.

Section 6.3 Utility Service Charges. If Landlord shall elect or is required to supply any one or more or all of the utility and related services described in Sections 6.1 and 6.2, Tenant shall purchase and use such services as are tendered by Landlord and3 upon being billed therefor by Landlord, shall pay Utility Services Charges computed at the rates (including any established minimum charges) established by Landlord for heating, cooling, electricity or water, as the case may be, in accordance with the Utility Service Charges Rate Schedules annexed hereto as Exhibit Landlord may discontinue furnishing such services if the same are not so paid for, upon not less days' notice and no such discontinuation shall be deemed to an eviction or render Landlord liable to Tenant for damages or relieve Tenant from performance of its obligations hereunder.

Section 6.4 Furnishing of Utility Service. Any or related service which Landlord is required or elects to provide or cause to be provided to the Demised Premises pursuant to Sections 6.1 and 62 may be furnished by any agent employed by Landlord, and Tenant shall accept the same therefrom to the exclusion of all other suppliers. Landlord shall not be liable to Tenant in damages or otherwise if any one or more of said services is interrupted, impaired or terminated because of failures, repairs, installations or improvements nor shall any such interruption, impairment or termination, release Tenant from the performance of Landlord shall, however, use its best efforts to promptly restore such services, and if Tenant is totally usable to conduct business in the Demised Premises for more than three business days Fixed Minimum Rent shall*

Section 6.5 Rates If Central Utility Plant is Public Utility. If Landlord's operation of the Central Utility Plant to furnish any utility or related service to the Demised Premises and the other premises served thereby shall be determined to be a public utility service and rates therefor shall he fixed or approved by the public authority having jurisdiction, then such rates for such service shall supersede the provisions of this article with respect to the determination of the rates to be paid by Tenant for such services, and Tenant shall pay therefor at such rates. nthing contained in this Lease shall be deemed to prevent Landlord from furnishing any utility service by means of the Central Utility Plant to any premises located outside the Shopping Center if it so elects, but in such case all premises to which such services are furnished by means of the Central Utility Plant shall, for the purposes of this Article VI only, he deemed to be located within the Shopping Center.

Section 6.6 Substitute Facilities for Central Utility Plant. Landlord may, after 30 days' notice to Tenant, cease to furnish any one or more of the utility or related services to the Demised Premises, whether furnished front the Central Utility Plant or Otherwise, without any responsibility to Tenant, except to connect Tenant's distribution facilities therefor with another source for the supply of the energy required for the service so discontinued Landlord agrees that the charges to Tenant for the supply of substitute energy, if not provided by a public utility corporation, shall be reasonable. In any such event, the provisions of Exhibits C, D and E shall, commencing on the date when Landlord provides such substitute supply, be ineffective with respect to the service in question.

                 ARTICLE VII. LANDLORD'S ADDITIONAL COVENANTS.

Section 7.1 Repairs by Landlord. Landlord covenants to keep, or cause to be kept, in good order, repair and condition, the foundations, roof and downspouts of the Demised Premises, the structural soundness of the floors and walls thereof installed as part of Landlord's Work, and the pipes, ducts, conduits and wires running through the Demised Premises and installed therein as part of Landlord's Work (but not including Tenant's service connections therewith), except as affected by Tenant's Work or Tenant's negligence. Landlord shall not be required to commence any such repair until after notice from Tenant that the same is necessary which notice, except in the case of an emergency, shall be in writing and shall allow Landlord 10 days in which to commence such repair. The provisions of this paragraph shall not apply in the case of damage or destruction by tire or other casualty or by eminent domain, in which events the obligations of Landlord shall be controlled by Article IX. Except as provided in Sections 6.1 and 6.2 and this Section 7.1, Landlord

*thereafter abate until such services shall be restored

shall not be obligated to make repairs, replacements or improvements of any kind upon the Demised Premises or upon any equipment, facilities or fixtures' contained therein, all of which shall be the responsibility of Tenant as provided in Section 8.1E.

Section 7.2 Quiet Enjoyment. Landlord covenants that Tenant on paying the Rent and performing all of Tenant's obligations in this Lease shall, peacefully and quietly have, hold and enjoy the Demised premises and the appurtenances throughout the Lease Term without hindrance, ejection or molestation by any Person(s) lawfully daitning under Landlord, subject to the other terms and provisions of this Lease and to all mortgages and underlying leases of record to which this Lease may be or become subject and subordinate.

Section 7.3 Landlord's Liability.

      A. In the event of a sale or transfer of all or any portion of the Shopping Center, exclusive of the Department Store Parcels, or any undivided interest therein, or in the event of the making of a lease of all or substantially all of the Shopping

Center, other than the Department Store Parcels, or in the event of a sale or transfer of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall thereafter be entirety relieved of all terms, covenants and obligations thereafter to be performed by Landlord under this Lease to the extent of the interest or portion so sold, transferred or leased, and it shall be deemed and construed, without further agreement between the parties and the purchaser or transferee on any such sale or transfer, or the lessee under any such lease, as the case may be, that the said purchaser, transferee or lessee, as the case may be, has assumed and agreed to carry out any and all covenants of Landlord hereunder; provided that (i) any amount then due and payable to Tenant or for which Landlord or the then grantor, transferor or lessor would otherwise then be liable to pay to Tenant (it being understood that the owner of an undivided interest in the fee or any such lease shall be liable only for his or its proportionate share of such amount) shall be paid to Tenant; (ii) the interest of the grantor, transferor or lessor, as Landlord, in any funds then in the hands of Landlord or the then grantor, transferor or lessor in which Tenant has an interest, shall be turned over, subject to such interest, to the then grantee, transferee or lessee; and (iii) notice of such sale, transfer or lease shall be delivered to Tenant. Upon the termination of any such lease, the lessor thereunder shall become and remain personally liable as Landlord hereunder only so long as there shall not be made another such lease. As long as any such lease shall be in force and effect, it is expressly understood and agreed that there shall be no personal liability hereunder on the lessor thereunder.

      B. No recourse shall be had on any of the terms, covenants or obligations to be performed by Landlord under this Lease or for any claim based thereon or otherwise in respect thereof against any incorporator, subscriber of the capital stock, stockholder, officer, director or employee as such, past. present or future, of any corporation which shall be Landlord hereunder or included in the term "Landlord" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any Affiliate of any party which shall be Landlord or included in the term "Landlord". whether directly or through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other Person, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

                  ARTICLE VIII. TENANT'S ADDITIONAL COVENANTS.

Section 8.1 Affirmative Covenants. Tenant covenants at its expense at all times during the Lease Term and such further time as Tenant occupies the Demised Premises or any part thereof:

      A. To perform promptly all of the obligations of Tenant set forth in this Lease and in the Exhibits attached hereto; and to pay when due the Fixed Minimum Rent, Percentage Rent, Tax Rent, Common Area Charges, Utility Service Charges, Merchants' Association dues and assessments or Marketing Charges, as the case may be, and all other charges which by the terms of this Lease are to be paid by Tenant.

      B. To use the Demised Premises only for the Permitted Uses; to operate its business in the Demised Premises under the Tenant's Trade Name provided in
Section 1.1 and to conduct its business at all times in accordance with this Lease and in such mariner as to produce the minimum volume Sales and to help establish and maintain a high reputation for the Shopping Center. (See
Addendum)

      C. Except when, and to the extent that the Demised Premises, other than such minor portions thereof as are reasonably required for storage and office purposes, for the sale of merchandise at retail or the furnishing of services; to use such storage and once space only in connection with the business conducted by Tenant in the Demised Premises; to furnish and install all trade fixtures and permitted signs; to carry a full and complete stock of seasonable merchandise; to maintain adequate trained personnel for efficient service to customers; to open for business and reopen during the entire Lease Term during all business hours on all business days when the Shopping Center is to be open for business to the public determined by Landlord, and to light its display windows and signs during those hours and on those days when the Covered Mall is kept illuminated by Landlord (but Tenant shall not be obligated to keep the same illuminated beyond 11:00 P.M. on any day).

      D. To store in the Demised Premises only such merchandise as is to be offered for sale at retail within a reasonable time after receipt; to Store all trash and refuse in appropriate containers within the Demised Premises and to attend to the daily disposal thereof in the manner and by the agency designated by- Landlord, the cost and expense of which shall be paid by Tenant, at Landlord's option, either directly to such agency or as part of the Common Area Charge; to keep all drains inside the Demised Premises open; and to receive and deliver goods and merchandise only in the manner and areas and at times designated by Landlord.

      E. Except for repairs required in Sections 6.1, 62 and 7.1 to be performed by Landlord, to keep the Demised Premises, including equipment, facilities and fixtures therein, and the entire store front including store front metal work, at Tenant's expense, clean, neat and in good order, repair and condition (including all necessary painting and decorating) and free of vermin, and at Tenant's to keep all glass, including that in windows, doors and skylights, dean and in good condition, and to replace any glass which may be damaged or broken with glass of the same quality; provided, however, that Tenant shall repair any damage included within Landlord's such obligation if caused by any act, omission or negligence of Tenant, any Concessionaire or their respective employees, agents, invitees or contractors. All work required to be performed by Tenant under the provisions of this Paragraph E or Paragraphs F or G of this Section
8.1 (if appropriately approved by Landlord) shall be performed in a firstclass workmanlike manner, and with new and first-class materials, and shall not weaken or damage the Demised Premises, and shall be at least substantially equal in quality to the original work and, to the extent that it involves any alteration, improvement, addition or replacement, Tenant shall give notice to Landlord and shall not proceed therewith until Landlord shall have consented thereto.* When used in this Section 8.1, the term "repair" shall include all necessary alterations, improvements, additions and replacements. Tenant hereby waives the provisions of any present or future law permitting repairs by a tenant at the expense of a landlord. If Tenant shall fail to make any of the repairs required by the provisions of this Paragraph or the following Paragraph F or to commence the performance of any of its obligations hereunder within five days after notice by Landlord that Tenant has so failed to make or perform the same and thereafter prosecute such work diligently to completion, Landlord shall have the right (but shall not be obligated) to make any such repairs or perform any such obligation by and on behalf of Tenant. In such event, Tenant shall pay to Landlord, on demand, after the completion thereof, Landlord's cost and expense in doing the same and there shall not be any allowance to Tenant or diminution or abatement of Rent, or any liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant's business arising out of the actions of Landlord in making any such repairs or performing any such obligation.

      F. To make all repairs, alterations, additions or replacements to the Demised Premises, including equipment, facilities and fixtures therein, required because of Tenant's use or occupancy of the Demised Premises by any present or future law or ordinance or any present or future order or regulation of any governmental authority or board of fire underwriters having jurisdiction, or of any other body or organization exercising functions affecting the Demised Premises and the cleanliness, safety, use and occupancy thereof, or of any insurance company providing coverage on any part of the Shopping Center to keep the Demised Premises equipped with all safety appliances so required because, of days use; and otherwise to comply with the laws, ordinances, orders and regulations of all such governmental authorities, boards of fire underwriters, bodies, organizations and insurance companies.

*which consent shall be deemed given 15 days after the giving of such notice if Landlord has not disapproved the same within said period.

      G. To pay promptly when due the entire cost of any work to the Demised Premises, including equipment, facilities and fixtures therein, undertaken by Tenant when permitted to do so under the provisions of Paragraph D of Section
8.2 hereof, so that the Demised Premises shall at all times be free of liens for labor and materials; to provide all necessary permits before undertaking such work; to do all such work in a good and workmanlike manner acceptable to Landlord, employing materials of good quality; to perform such work in such manner as to insure proper maintenance of good and harmonious labor relationship with all governmental requirements relating thereto. The provisions of this Paragraph G shall be inapplicable to any property of Tenant described in Section III.C of Exhibit C.

      H. To indemnify, defend and hold Landlord harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord arising, directly or indirectly, out of or in connection with the business conducted on the Demised Premises or (without limiting the foregoing) any of the following occurring during the Lease Term: (i) any work or thing done in, on or about the Demised Premises or any part thereof; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Demised

Premises or any part thereof or of Tenant's business; (iii) any negligence on the part of Tenant or any of its Concessionaires, agents, contractors, employees or invitees; (iv) any injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof; (v) any loss which would have been covered by any insurance which shall be cancelled by the insurance carrier by reason of the occupancy, abandonment or failure of Tenant to occupy the Demised Premises as herein provided; (vi) delay by Tenant in surrendering the Demised Premises as required by Paragraph O of this Section 8.1, including, without limitation, any claims founded on such delay made by any succeeding occupant of the Demised Premises or any part thereof; or (vii) any failure on the part of Tenant to perform or comply with any of the other covenants, agreements, terms and conditions contained in this Lease on its part to be performed or complied with in case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written request from Landlord, will at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord, such approval not to be unreasonably withheld or delayed (except that no such approval shall be necessary where counsel is selected by an insurance company approved by Landlord).

      I. To maintain in responsible companies approved by Landlord (i) comprehensive general liability insurance, with contractual liability endorsement covering the matters set forth in clauses (i), (ii), (iii) and (iv) of Paragraph H above, against all claims, demands or actions for personal injury or death and for damage to property in an amount of not less $1,000,000 for each occurrence, made by or on behalf of any Person(s) arising from, related to, or connected with the conduct and operation of Tenant's or any Concessionaire's business in the Demised Premises, or caused by actions or omissions to act, where there is a duty to act, of Tenant, its Concessionaires, agents, contractors, employees or invitees; (ii) Steam Boiler and Machinery Insurance to the limit of $500,000 if there is a boiler or pressure object or other similar equipment in the Demised Premises; (iii) plate glass insurance covering all plate glass in the Demised Premises; (iv) fire insurance, with such extended coverage endorsements as Landlord reasonably may from time to time require, covering all of Tenant's stock in trade, fixtures, furnishings, floor coverings, equipment, signs, store front and all other installations and improvements made by Tenant in, on or about the Demised Premises to the event of at least 80% of their insurable value but in any event in an amount sufficient to prevent Landlord and Tenant from becoming co-insurers under provisions of applicable policies. Whenever, in Landlord's judgment, good business practice indicates the need for additional insurance coverage or different types of insurance (excluding rent or use and occupancy insurance in favor of landlord), Tenant shall, upon request, obtain such insurance at its of said insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least 10 days' prior written notice to Landlord insurance provided by Tenant as required by this Paragraph I shall name as insured parties Landlord and Tenant and any Person(s) designated by either of as their respective interests may appear. In the case of insurance against damage by fire or other casualty, the policy or policies shall provide that loss shall be adjusted jointly with Landlord and Tenant and, at Landlord's election, shall be payable either to a bank or trust company doing business in the City of New York with assets of $10,000,000 or more as Insurance Trustee, to be held and disbursed as provided in Section 9.1D hereof, or to the holder of any mortgage on the fee or on any underlying leasehold, under a standard mortgagee clause. The policy or policies, or duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord before Tenant begins Tenant's renewals of such policies shall be so deposited not less than 13 days prior to the incaption of the term of such coverage. If Tenant fails to comply with such requirements, Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium cost thereof upon demand. It is intended that if a fire or other casualty covered by the insurance required by this Paragraph I shall occur, Tenant will look solely to its insurer for reimbursement, and, to that end, Tenant shall cause such insurance to be so written that (except for any cause of action Tenant's insurer might have against Tenant because of Tenant's actions or inactions) the insurer thereunder waives all rights of subrogation and will have no caution against Landlord, its agents and employees as a result of such fire or casualty, no matter how caused; Landlord and Tenant each hereby releases and waives all right of recovery which it might otherwise have against the other agents and employees any reason of any loss or damage or casualty, no matter how caused, to the extent that same is covered by the insurance covering Landlord or Tenant as the case may be, or which would cover Landlord or Tenant if Landlord or Tenant, as the case may be, complied with the requirements of this Paragraph I.

      J. To pay on demand any increase in premiums that may be charged on insurance carried by Landlord or for which Landlord may be obligated to make reimbursement to other tenants or occupants of the Shopping Center under the terms of their respective leases or occupancy agreements, resulting from Tenant's use or occupancy of the Demised Premises or the Shopping Center, or from any vacancy of the Demised Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use or occupancy or vacancy of the Demised Premises, a schedule or "make-up" rate of the organization issuing the fire insurance, extended coverage, vandalism and malicious mischief, special extended coverage or any all-risk insurance rates for said premises or any rule books issued by the rating organization or similar bodies or by rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Demised Premises and the Shopping Center. Tenant also shall pay any increase in premiums on such rent insurance as may be carried by Landlord for its protection against rent loss through fire or other casualty, if such increase shall result from the occupancy, abandonment, or Tenant's failure to occupy the Demised Premises as herein provided.

      K. That Landlord and Landlord's agents and employees shall not be liable for, and Tenant waves all claims for; loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence (unless caused by or resulting from the negligence of Landlord, its agents. servants or employees) in or upon the Demised Premises or the building of which they shall he a part, or any other part of the Shopping Center, including but not limited to claims for damage resulting from: (i) any equipment or appurtenances be coming out of repair; (ii) injury done or occasioned by wind (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walIs; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or the Demised Premises; (vii) the escape of Steam or hot water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, show windows, with or any other place upon or near such building or the Demised Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of other tenants, licensees or of any other persons or occupants of said building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property. The provisions of this Paragraph shall no be deemed to relieve Landlord of its obligations under Sections 6.1 and 7.1 hereof.

      L. That Landlord or Landlord's agents shall have the right to enter upon the Demised Premises at all reasonable times to examine same and to make such repairs, alterations, improvements or additions in the Demised Premises or in the building of which they are a part as may be necessary, and Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required therefor without the same constituting an eviction of Tenant, in whole or in part, and the Rent shall in nowise abate while such repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord or Landlord's agents shall also have the right to enter upon the Demised Premises at reasonable ies to show them to prospective purchasers or lessees of said building. During the 60 days prior to the expiration of the term of this Lease, Landlord may show the Demised Premises to prospective tenants.

During said period Landlord may also place upon the Demised Premises the usual notices "To Let" or "For Rent", which notices Tenant shall permit to remain thereon without molestation. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord, may immediately enter and alter, renovate and redecorate the Demised Premises without elimination or abatement of Rent or other compensation and such action shall have no effect upon this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of said building or of the Demised Premises, other than as in 'his Lease otherwise provided. (see Addendum)

      M. To pay on demand Landlord's expenses, including reasonable attorneys' fees, incurred forcing, or determining the extent of, any obligation of Tenant under this Lease, whether by summary proceeding, plenary action or otherwise, or in curing any default by Tenant under this Lease, as provided in Sections 10.3 and 10.6.

      N. Forthwith to cause to be discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) any mechanic's lien at anytime filed against the Demised Premises for any work, labor, services or materials claimed to have been performed at, or furnished to, the Demised Premises, for or on behalf of Tenant, or anyone holding the Demised Premises through or under Tenant. If Tenant shall fail to cause such lien to he discharged upon demand, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by Landlord, and the amount so paid by Landlord and/or all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in providing the discharge of such lien, shall be deemed to be Rent. Nothing in this Lease contained shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Demised Premises to any lien or liability under the Lien Law of the State of New York.

      O. Upon the expiration or other termination of the Lease Term to quit and surrender to Landlord the Demised Premises, broom clean, in good order, condition and repair (ordinary wear and tear and damage by fire or other casualty covered by Landlord's insurance excepted) and at Tenant's expense. to remove all property of Tenant and each alteration, addition and improvement made by Tenant as to which Landlord shall have made the election provided for in
Section 3.9 hereof, to repair all damages to the Demised Premises caused by such removal and ~tore the Demised Premises to the condition in which they were prior to the installation of the articles so removed. Any property not so removed and as to which Landlord shall not have made said election, shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord, as Landlord ~hail desire. Tenant's obligation to observe or perform this covent shall survive the expiration or termination of the Lease Term. Immediately upon the failure of Tenant to perform any covenant of this Paragraph O, Landlord may, without notice, do so, and shall be entitled to receive from Tenant as liquidated damages the then cost of performance of such covenant, such damages to be paid in addition to and separate and independently from damages acnring by reason of breach of any other covenant of the Lease.

      If the Demised Premises be not surrendered as required in this Paragraph O at the end of the Lease Term, Tenant shall pay to Landlord for each month or fraction thereof that the Demised Premises are not so surrendered at the end of the Lease Term. an amount computed in accordance with Section 10.5 of this Lease.

*remove from the Demised Premises any installations that are peculiar to Tenant's operation.

      P. That this Lease is and all of Tenant's rights hereunder are subject and subordinate to any existing ground or underlying lease of any part of the Shopping Center and the same are and shall be subject and subordinate to any mortgages or deeds of trust that now exist or may hereafter be placed upon the Shopping Center or any part thereof and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, modifications: consolidations and extensions thereof; provided the mortgagee or trustee named in any mortgage or deed of trust hereafter made shall agree therein, or in a separate agreement in recordable form delivered to Tenant, that so long as Tenant is not in default hereunder, in the event of foreclosure, this Lease shall not be terminated thereby and Tenant's possession hereunder shall not be disturbed; that Tenant will attorn to and recognize the purchaser at any foreclosure sale or at any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as Landlord under this Lease for the balance then remaining of the Lease Term, subject to all of the terms of this Lease; that Tenant shall execute and deliver whatever instruments may be required to acknowledge such subordination and agreement to attorn in recordable form, and in die event Tenant fails so to do within 10 days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead so to do. Any mortgagee or trustee under any such mortgage or deed of trust or the lessor under any such ground or underlying lease may elect that this Lease shall have priority over its mortgage, deed of trust or lease and upon notification of such election by such mortgagee, trustee or lessor to Tenant, this Lease shall be deemed to have priority over said mortgage, deed of trust or ground or underlying lease whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or lease. Tenant will give prompt written notice to the mortgagee or trustee under any such mortgage or deed of trust and the lessor under any such ground or underlying lease of any default of Landlord in its obligations under this Lease, if such default is of such a nature as to give Tenant a right to (i) terminate this Lease, (ii) reduce the Rent or any other sum due hereunder or (iii) credit or offset any amounts against future Rents payable hereunder, provided that Tenant shall not be obligated to give such notice to any such Person who shall not have advised Tenant in writing of his status as mortgagee, trustee or lessor, as the case may be, and of the address to which such notices should be sent.

      Q. In the event any proceedings are brought for the termination of any ground or underlying lease affecting die Demised Premises, upon such termination, if the lessor thereunder elects or is obligated to recognize Tenant, to attorn to such lessor and to recognize such lessor as Landlord under this Lease.

Except during the last 90 days of the Lease Term, to

      R. /refer to the Shopping Center as Kings Flasa, Brooklyn, New York, in designating the location of the Demised Premises in all newspaper or other advertising, stationery or other printed material and all other references to die location of the Demised Premises; to include the address, identity and telephone number of the business activity in the Demised Premises in all advertisements in any manner, in any medium (including, without limitation, press, radio, television, catalogs, handbills, and telephone listings), made by Tenant in which the address, identity and telephone number of any other business activity of like character conducted by Tenant in the City of New York shall be mentioned and to use in such advertising only Tenant's Trade Name specified in
Section 1.1 hereof, unless otherwise permitted by Landlord in writing. The foregoing requirements shall not apply to advertising of any particular location or store.

      S. To remain fully obligated under this Lease notwithstanding any assignment or sublease or any indulgence, granted by Landlord to Tenant or to any assignee or sublessee.

      T. To obtain all permits or licenses necessary to conduct business in the Demised Premises.

      U. To provide a suitable identification sign or signs of such size, design and character as Landlord shall approve and install the same at a place or places designated by Landlord. Tenant shall maintain any such sign or other installation in good condition and repair.

      V. To conform to all reasonable rules and regulations which Landlord may make for the management and use of the Shopping Center, requiring such conformance by Tenant and Tenant's employees.

Section 8.2 Negative Covenants. Tenant covenants at all times during the Lease Term and such further time as Tenant occupies the Demised Premises or any part thereof:

      A. Not to sell, display, or distribute any alcoholic liquors or beverages for consumption off the Demised Premises.

      B. Not to permit any building apparatus, fixtures, appliances or similar equipment placed in or on the Demised Premises and affixed to the realty to be or become subject to any mortgages, liens, security agreements or encumbrances as the result of any action or failure to act by Tenant, except as permitted under Section 8.1G hereof. (See Addendum)

      C. Not to injure, overload, deface or otherwise harm the Demised Premises or any part thereof or any equipment or installation therein; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor burn any trash or refuse within the Shopping Center; nor install or cause to be installed any automatic garbage disposal equipment; nor flake any use of the Demised Premises or of any part thereof or equipment therein which is improper, offensive or contrary to any law or ordinance or to reasonable rules and regulations of Landlord as such may be promulgated from time to time; nor use any advertising medium that may constitute a nuisance, such as loudspeakers, sound amplifiers or phonographs in a manner to be heard outside the Demised Premises; nor conduct any auction, fire, "going out of business" or bankruptcy sales except under reasonable conditions approved by Landlord in writing; nor do any act tending to injure the reputation of the Shopping Center; nor sell or display merchandise on, or otherwise obstruct, the Common Areas or anywhere else in the Shopping Center outside the confines of the Demised Premises; nor permit any of Tenant's officers or employees, any Concessionaire or any of its officers or employees to use any parking facility other than those designated by Landlord for such use; nor use the malls, courts and walks for any purpose other than pedestrian traffic.

      D. Not to make any alterations or additions to the Demised Premises, nor permit the making of any holes in the walls, ceilings or floors thereof installed as part of Landlord's Work, without on each occasion obtaining the prior written consent of Landlord;* nor attach interior signs, placards, or other advertising media or other objects to the windows, doors, valances or ceilings or locate the same either outside of or within the Demised Premises in such manner as to obstruct the view of Tenant's store from the mall area or from the outside other than insubstantially.

      E. Not to operate any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages, or services, including, but not limited to, pay telephones, pay lockers, pay toilets, scales, amusement devices and machines for the sale of beverages, foods, candy, cigarettes or other commodities, without the prior written consent of Landlord. Landlord hereby consents to the operation of two pay telephones, one cigarette vending machine and two video games not visible from the Covered Mall, but the same shall be subject to the provisions of Section 4.3B hereof.

      F. Not to permit (i) the extermination of vermin to be performed in, on or about the Demised Premises except by a Person, if any, designated by Landlord; or (ii) laundry accumulated in Tenant's operations or on the Demised Premises to be collected and serviced except by the Person, if any, designated by Landlord but in each case Landlord agrees that the prices to be charged therefore by the Person so designated shall be competitive; or (iii) Window cleaning, janitorial services in and for the Demised Premises and such work as is performed by or on behalf of Tenant on the exterior of the Demised Premises in connection with the cleaning, maintenance and upkeep thereof to be performed except by its own employees or an outside person or company designated by Landlord and during reasonable hours designated from time to time for such purposes by Landlord.

      G. Not to permit the use of any forklift truck, tow truck or any other mechanically powered machine or equipment for handling freight in the Demised Premises or other portions of die Shopping Center (except in the roof top truck delivery area thereof). All equipment and devices hauling freight in the Demised Premises or portions of the Shopping Center other than in the said roof too delivery area thereof shall be propelled by hand and shall be provided with rubber-tired wheels.

*except to the extent contemplated by the plans and specifications approved by Landlord pursuant to Section 3.2 hereof.

      H. Not to operate or cause to be operated any "elephant trains" or other means of transportation.

      I. Not to change the exterior color or architectural treatment of the Demised Premises or of the building in which the same is located, or any part thereof.

      J. Not to place or install or suffer to be placed or installed or maintain any sign upon or outside the Demised Premises or in the Shopping Center unless approved by Landlord pursuant to Paragraph L of Section 8.1 hereof, nor any sign within a half of the Shopping Center; nor any awrang, canopy, banner, flag; pennant, aerial, antenna or the like in or on the Demised Premises; nor shall Tenant place in the windows or display windows any sign, decoration, lettering, advertising matter, shade or blind or other thing of any kind, other than neatly lettered signs of reasonable site placed on the floor thereof identifying articles offered for sale and the price thereof, without first obtaining Landlord's written approval and consent in each instance.

      J. Not to place a load upon any floor of the Demised Premises which exceeds the floor load per square foot area which such floor was designed to carry. If Tenant shall desire a floor load in excess of that for which the floor or any portion of the Demised Premises is designed, upon submission to Landlord of plans showing the location of and the desired floor live load for the area in question, Landlord shall, if feasible, strengthen and reinforce the same, at Tenant's sole expense, so as to the live load desirei Business machines and mechanical equipment used by Tenant which cause vibration or noise that may be transmitted to the building structure or to any leased space to such a degree as to be reasonably objectionable to Landlord or to any tenants in the building shall be placed and maintained by Tenant, at its expense, in settings of cork, rubber or spring-type vibration eliminators sufficient to eliminate such vibration or noise.

      L. Not to install, operate or maintain in the Demised Premises any electrical equipment which will "overload" the electrical system therein, or any part thereof, beyond its reasonable capacity for proper, efficient and safe operation (as determined by Landlord taking into consideration the overall system and requirements there for in the Shopping Center) or which does not bear underwriter's approval.

Section 8.3 Merchant's Association; Marketing Fund.

      A. (i) Concurrently with the execution of this Lease, Tenant has paid to Kings Plaza Merchants' Association, Inc. (the "Association") the sum of $100 in payment of the initiation fee payable by new members of the Association Tenant agrees to join and to maintain membership in good standing in the Association throughout the Lease Term, to pay to the Association dues in an amount equal to the greater of (a) $400 per annum, or (b) 50 cents per annum per square foot of Floor Space of the Demised Premises, subject in either case to the same adjustments as are provided in subparagraph (iii) of Paragraph B below in respect of the Marketing Charge, to pay all assessments as may be fixed and determined from time to time by the Association in accordance with its By-Laws, to comply with the provisions of said By-Laws, and to cooperate in all of the activities of the Association. The provisions of this subparagraph (I) shall take precedence over any inconsistent or contrary provision contained in said By-Laws.

            (ii) Tenant further agrees, at Tenant's expense, to advertise Tenant's business in the Demised Premises in at leastA~ newspaper sections or tabloids per year sponsored by die Association for advertising by tenants of the Shopping Center; and Tenant agrees that each of its advertisements shall be at least the minimum display size hereinafter set forth. if Tenant's Floor Space is
(a) 10,000 square feet or more, one full page; (b) less than 10,000 but at least 5,000 square feet, one-half page; (c) less than 5,000 square feet, one quarter page. If Tenant shall fail timely to submit its copy for such advertising, the Association, at its election, shall have the right (but not the obligation) to submit copy consisting of only Tenant's Trade Name and Address to the printer for the inclusion of such printed advertising media on behalf of and for the account of Tenant. If in any quarter-annual period, such section or tabloid is not published, Tenant shall nevertheless pay to the Association an amount equivalent to the cost in the last such section or tabloid, as determined by the Association in its sole discretion, to the minimum display site advertisement required of Tenant hereunder, such payment to be used for the purposes of advertising and promoting the Shopping Center. If Tenant shall refuse or neglect to pay such sums of money to the Association, Landlord may, in its discretion, pay said sums and in such event, Tenant agrees to reimburse and pay Landlord upon demand all sums so expended which shall be deemed to be additional rent under this Lease.

      B. (i) Landlord reserves the right and option at any time to cause a Marketing Fund (the "Marketing Fund") to be formed in lieu of the Association for the purpose of paying for advertising arid sales promotions for the Shopping Center. In such event, Tenant agrees to pay to Landlord a "Marketing Charge" as described in subparagraph (ii) below and the Marketing Charge paid by Tenant arid other tenants of the Shopping Center will be deposited into the Marketing Fund. The Marketing Fund will be used by Landlord to pay all costs and expenses for the operation of a program for the promotion of the Shopping Center, which program may include, without limitation, special events, shows, displays, signs, seasonal events, institutional advertising for the Shopping Center, promotional literature and other activities designed to attract customers to the Shopping Center. The Marketing Fund may also be used to pay the costs and expenses of administration of the Marketing Fund including, without limitation, the salary of the marketing director and related administrative personnel, rent and insurance Landlord shall have the right to employ or cause to be employed all promotional services and personnel which, in Landlord's judgment, are necessary to administer the Marketing Fund and operate such promotional activities; such personnel shall be under the exclusive control and supervision of Landlord which shall have the sole authority to employ and discharge such personnel. Landlord shall have no obligation to pay for any costs or expenses in excess of the sums contributed, as above set forth, to the Marketing Fund A committee, comprised of a representative of Landlord, a representative of each of the occupants of the Department Store Parcels, and no less than four representatives of the other tenants of the Shopping Center, will be formed to discuss the activities sponsored by the Shopping Center.

            (ii) Tenant shall pay to Landlord, as additional rent, in equal monthly installments in advance on the first day of each calendar month of the Lease Term as a Marketing Charge, the greater of (a) $400 per annum, or (b) 50 cents per annum per square foot of Floor Space of the Demised Premises, in either case adjusted as provided in subparagraph (iii) hereof.

            (iii) The Consumer Price Index for All Urban Consumers, United States City Average, All Items (1967 = 100), issued by the Bureau of Labor Statistics of the United States Department of Labor (hereinafter called the "Index") for the month of January, 1981 is hereinafter called the "Base Number". The term "Current Number applicable to any Lease Year" as used herein means the latest Index published for the month of January immediately preceding the commencement of the particular Lease Year by the Bureau of Labor Statistics or other governmental agency then publishing the Index (or if the Index is no longer published, the index of consumer prices reasonably deemed by Landlord to be comparable to the Index), after tnaliing such adjustments as may be prescribed by the agency publishing the same or as otherwise so deemed to be required to compensate for changes subsequent to January 1, 1967 in the base, items included or me period of compilation thereof. Except for the purpose of initially determining the amount of the Marketing Charge, the term "Lease Year" as used in this subparagraph (iii) shall not include a Partial Lease Year. If the latest Current Number applicable to any Lease Year exceeds the Base Number, then in lieu of the figure of $400 per annum used in clause (a) of subparagraph
(ii) hereof, or in lieu of the figure of 50 cents used in clause (b) of subparagraph (ii) hereof, in either case adjusted as provided in this subparagraph (iii), there shall be used an amount equal to $400 or 50 cents multiplied by a fraction, the numerator of which is the Current Number and the denominator of which is the Base Number; but in no event shall the figures to be utilized herein increase the Marketing Charge after the first Lease Year more than 10% above, or reduce the Marketing Charge below, the Marketing Charge for the Lease Year immediately preceding the particular Lease Year.

            (iv) Tenant further agrees, at Tenant's expense, to advertise Tenant's business in the Demised Premises in at least newspaper sections or tabloids per year sponsored by Landlord for advertising by tenants of the Shopping Center; and Tenant agrees that each of its advertisements shall be at least the minimum display size hereinafter set forth: if Tenant's Floor Space is
(a) 10,000 square feet or more, one full page; (b) less than 10,000 but at least 5,000 square feet, one-half page; (c) less than 5,000 square feet, one quarter page. If Tenant shall fail timely to submit its copy for such advertising, Landlord, at its election, shall have the right (but not the obligation) to submit copy consisting of only Tenant's Trade Name and Address to the printer for inclusion in such printed advertising media on behalf of and for the account of Tenant. If, in any annual period, such section or tabloid is not published, Tenant shall nevertheless pay to the Marketing Fund an amount equivalent to the cost (as determined by Landlord in Landlord's sole discretion) of the minimum display size required of Tenant hereunder, such payment to be used for the purposes set forth in subparagraph (i) of this Paragraph B. If Tenant shall refuse or neglect to pay such sums of money, Landlord may pay such sums and, in such event, Tenant agrees to reimburse and pay Landlord upon demand all sums 50 expended which shall be deemed to be additional rent under this Lease.

      C. Landlord reserves the right and option at any time and from time to time to alternately establish either a Marketing Fund or an Association. Upon the establishment of either a Marketing Fund or an Association, Tenant will comply with all of its obligations with respect thereto as set forth in either Paragraph A or Paragraph B of this Section 8.3, as the case may be.

Section 8.4 Assignment, etc.; Control of Tenant.

      A. Tenant shall not assign, sell, mortgage, pledge or in any manner transfer or enter this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part thereof by others without the prior written consent of Landlord. Neither the consent by Landlord to an assignment, subletting, concession or license nor the references in Sections 4.3B, 4.3C, 5.2 and 8.2C hereof to Concessionaires shall in any way be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment, whether of this Lease or of a permitted sublease, or subletting or to the granting of any concession or license for the use of any part of the Demised Premises, nor shall the collection of Rent by Landlord from any assignee, subtenant or other occupant, after default by Tenant, be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as Tenant or a release of Tenant from the further performance by Tenant of the covenants in this Lease on Tenant's part to be performed.
(See Addendum)

      B. If Tenant is a corporation or partnership, it shall be deemed an assignment or transfer of this Lease if at any time the Lease Term the Person(s) which, at the time of the execution of this Lease or at the time of a permitted assignment, as the case may be, own(s) a majority of such corporation's voting shares or the general partners' interest in such partnership, as the case may be cease(s) to owe a majority of such shares or general partners' interests, as the case may be (except as the result of transfers by bequest or inheritance). This Paragraph B shall not apply whenever Tenant is a corporation the outstanding voting stock of which is listed as a recognized security exchange (not including the over-the-counter market). For the purposes of this Paragraph B, stock ownership shall be determined in accordance with the principles set forth in
Section 544 of the Internal Revenue Code of 1954 as the same existed on November 15, 1981, and the "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

      C. In the event Tenant shall desire Landlord's consent to the assignment of this Lease or the subletting or the granting of any concession or license for the use of all or any part of the

Demised Premises, Tenant shall give Landlord prior written notice thereof, such notice to contain the name and business of the proposed assignee or Concessionaire and a copy of all the proposed documentation for such transaction. Upon receipt of such notice Landlord shall have, within 90 days after receipt thereof, the right to grant or refuse such consent or the option to terminate this Lease (the "option" effective on the date elected. by Landlord, which shall not be after the 120th day after Landlord's exercise of the option, and of such effective date of termination (after adjusting Rent and other charges as of such effective date), Landlord and Tenant shall be relieved of any further liability to each other under this Lease and Tenant shall forthwith vacate the Demised Premises. If Landlord grants such consent or fails to exercise the option within the 90 day period, then Tenant may consummate such transaction on the same terms and conditions as set forth in the notice to Landlord. In the event Tenant does so assign sublet or such concession or license, Tenant agrees to it thereafter shall pay to Landlord as "added additional rent" any difference between the Rent plus all other additional rent, and payments (however denominated in any such case) paid or payable to Tenant by the assignee or Concessionaire pursuant to Tenant's assignment, sublease, concession or license, such "added additional rent" to be paid to Landlord on the earlier of the date received by Tenant or monthly on the first day of each calendar month during the Lease Term. After any assignment, subletting, concession or license, the Demised Premises shall continue to be operated only in accordance with Section 8.1B. Within five days after any assignment, subletting, concession or license, Tenant shall deliver to Landlord counterpart originals of all instruments evidencing the assignment, subletting, concession or license, including, in the case of an assignment, a duly executed and acknowledged instrument pursuant to which the assignee has agreed to assume and be bound by all of the terms, provisions and conditions of this Lease (See Addendum)

                     ARTICLE IX. DESTRUCTION; CONDEMNATION.

Section 9.1 Fire or Other Casualty.

      A. Tenant shall give prompt notice to Landlord in case of fire or other damage to the Demised Premises or the building in which they are located.

      B. If (i) either the Demised Premises or buildings containing Floor Space (taken in aggregate in the Shopping Center shall be damaged to the extent of more than 25% of the cost of replacement thereof, respectively, or (ii) the proceeds of Landlord's insurance recovered or recoverable as a result of the damage shall be insufficient to pay fully for the cost of replacement of so much of the Demised Premises and the building in which they are located as was included in the Landlord's Work provided for in Section 3.1 hereof, or (iii) the Demised Premises or said building shall be damaged as a result of a risk which is not covered by Landlord's insurance, or (iv) the Demised Premises shall be damaged in whole or in part during the last three years of the Lease Term or of any renewal term hereof, or (v) the building of which the Demised Premises are a part shall be damaged to the extent of 50% or more of the cost of replacement thereof, whether or not the Demised Premises shall be damaged; then in any such event, Landlord may terminate this Lease by notice to Tenant given within 90 days after such event and upon the date specified in such notice which shall be not less than 30 days nor more than 60 days after the giving of said notice, this Lease and the Lease Term shall terminate and come to an end, and Tenant shall vacate and surrender the Demised the casualty, repairing, or building shall render the Demised Premises untenantable or inaccessible, in whole or in part, a proportionate abatement of the Fixed Minimum Rent shall be allowed from the date when the damage occurred until completion of the repairs or rebuilding or, in the event Landlord elects to terminate this Lease, until said date of termination. Said proportion shall be computed on the basis of the ratio which the amount of Floor Space rendered untenantable bears to the total Floor Space of the Demised Premises.

      C. If this Lease shall not be terminated as provided in Paragraph B hereof, Landlord shall, at its expense, proceed with so much of the repair or restoration of the Demised Premises and the building in which they are located as was included in Landlord's Work provided for in Section 3.1 hereof. All repairs and restoration of the Demised Premises not included in Landlord's Work shall be performed by Tenant at its expense. All work of restoration by either party shall be done in conformity with Exhibits C and D hereto.

      D. Unless the insurance carried by Tenant as required by Paragraph I (iv) of Section 8.1 hereof shall be payable to an Insurance Trustee or a mortgage as therein provided, the proceeds of such insurance shall be deposited in a special bank account to be opened and maintained by landlord* for the purpose of the casualty in question and shall be distributed therefrom in payment of the cost of repair or restoration performed by Tenant as the work progresses, against certificates, in form and substance and by a person satisfactory to Landlord, showing that the disbursement to be made represents 85% of the value of work and materials described in the certificate and that the estimated cost of completion does not exceed the undisbursed balance of such proceeds. The balance of such proceeds shall be paid to Tenant upon a like certificate and other evidence satisfactory to Landlord showing, among other things, that the repair or restoration has been completed and paid for in full, that all necessary governmental approvals have been obtained, Tenant has reopened for business in the Demised Premises and that there are no mechanics' or other liens outstanding relating thereto. Disbursements by an Insurance Trustee or a mortgagee in a similar manner. If Tenant shall fail to proceed with the repairs or restoration which it is obligated to make under Paragraph C hereof, Tenant shall have no right or claim ~ the said insurance proceeds which may then be disposed of as Landlord, in its sole discretion, may determine.

*or by Landlord's attorney, if Landlord herein named is not Landlord at the time in question

      E. The "cost of replacement," as such term is used in Paragraph B hereof, shall be determined by the company or companies selected by Landlord insuring Landlord against the casualty in question, or if there shall be no insurance, then as the parties hereto shall agree, or in the absence of an insurance company determination or an agreement, as shall be determined by arbitration according to the rules and practice of the American Arbitration Association.

Section 9.2 Eminent Domain.

      A. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance in lieu thereof, the Lease Term shall cease as of the day possession shall be taken by such authority.

      B. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, the Lease Term shall cease only with respect to the part so taken or conveyed, as of the day possession shall be taken by such authority.

      C. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, the Lease Term shall cease only with respect to the part so taken or conveyed, as of the day possession shall be taken by such authority, and either party shall have the right to terminate this Lease upon notice in writing within 30 days after such taking of possession.

      D. In the event of any such taking or conveyance of the Demised Premises or any portion thereof, Tenant shall pay Rent to the day when possession thereof shall be taken by such authority with an at propriate refund by Landlord of such Rent as may have been paid in advance for a period subsequent to such date. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Fixed Minimum Rent shall be reduced to an amount computed according to Section 1.1 hereof applied to the Floor Space of the Demised Premises remaining and the Tax Rent, Common Area Charges and Association dues and assessments or Marketing Charges, as the case may be shall thereafter be computed on the basis of such Floor Space If this Lease shall so continue, Landlord shall, at its expense but only to the extent of an equitable proportion of the award or other compensation for the portion taken or conveyed of the building in which the Demised Premises are located and consequential damages to the remainder thereof not taken (excluding any award or other compensation for land), make all necessary repairs or alterations so as to constitute the remaining Demised Premises a complete architectural and tenantable unit; and Tenant shall, at its expense, make all other necessary repairs or alterations to constitute the remaining Demised Premises a tenantable unit. All work of repair or alteration by either party shall be done in conformity with Exhibits C and D.

      E. If more than 50% of the Floor Space of the building in which the Demised Premises are located shall be so taken or conveyed, whether or not any portion of the Demised Premises shall be taken or conveyed, or if more than 25% of the total Floor Space in the Shopping Center shall be so taken or conveyed, or if so much of the parking facilities shall be so taken or conveyed that a reasonable number of parking spaces necessary, in Landlord's judgment, for the continued operation of the Shopping Center shall not be available for use by patrons of the Shopping Center, or if any means of ingress to and egress from the Shopping Center shall be so taken or conveyed that, in Landlord's judgment. reasonable means of ingress and egress for continued operation of the Shopping Center shall not be available for use by patrons of the Shopping Center, then, in any such event, Landlord may, by notice in writing to Tenant delivered on or before the day of surrendering possession to the authority, terminate this Lease, and Rent shall be paid or refunded as of the date of termination.

      F. All compensation awarded for any such taking or conveyance, whether for the whole or a part of the Demised Premises or otherwise, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or to the fee of- the Demised Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for trade fixtures or for loss of business, "good will,' depreciation or Injury to and cost of removal of stock in trade. but only if such awards shall be made by the condemnation court in addition to, and shall not result in a reduction of, the award for the land and buildings so taken.

                        ARTICLE X. DEFAULTS AND REMEDIES.

Section 10.1 Bankruptcy.

      A. (i) If Tenant or Guarantor shall: (a) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code or file a petition to take advantage of any other present or future insolvency act or other applicable law relating to bankruptcy, insolvency, reorganization or relief of debtors; (b) make an assignment for the benefit of creditors; or

(c) consent to, or acquiesce in, the appointment of a receiver; liquidator, trustee, custodian or other similar official of itself or of the whole or any substantial part of its properties or assets, or (ii) if, without Tenant's or Guarantor's consent or acquiescence, (a) a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, liquidator, trustee, custodian or other similar official of Tenant or Guarantor, or of the whole or any substantial part of the property or assets of Tenant or Guarantor and such order, judgment or decree shall remain unvacated, or not set aside, or unstayed, for 30 days, or (b) an involuntary case under said Bankruptcy Code shall be commenced against Tenant or Guarantor or a petition shall be filed against either seeking similar relief under any other present or future insolvency act or other applicable law relating to bankruptcy, insolvency, reorganization or relief of debtors and such case or petition shall remain undismissed for 30 days, or (c) under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Tenant or Guarantor or not the whole or any substantial part of the property or assets of either and such custody or control shall remain unterminated or unstayed for 30 days; then, in any such event, this Lease, at the option of Landlord, may be cancelled and terminated, in which event neither Tenant nor any Person claiming through or under Tenant by virtue of any statute or of an order of any court, as the case may he, shall be entitled to acquire or remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises and Landlord shall have no further liability hereunder to Tenant. If this Lease shall be so cancelled or terminated, Landlord, in addition to the other rights and remedies of Landlord by virtue of any other provisions herein or elsewhere in this Lease contained or by virtue of any Statute or rule of law, may retain as liquidated damages any Rent, Security Deposit or moneys received by Landlord from Tenant or others in behalf of Tenant,

      B. It is stipulated and agreed that in the event of the termination of this Lease pursuant to Paragraph A hereof, Landlord shall forthwith, notwithstanding any other provision of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between: (x) the sum of (a) the annual Fixed Minimum Rent, (b) the average annual Percentage Rent payable hereunder for the three Lease Years immediately preceding (Or for the entire preceding portion of the Lease Term if less than three Lease Years), (c) the Tax Rent payable in the Lease Year immediately preceding such termination. (d) the Utility Service Charges payable in such Lease Year. (e) the annual Common Area Charge last payable. and (f) Association dues and assessments or Marketing Charges, as the case may be, last payable for one year, all multiplied by the number of years and fraction of a year then constituting the unexpired portion of the Lease Term, and (y) the rental value of the Demised Premises at the tune of termination for such unexpired term or portion thereof, both discounted at the rate of 4% per annum to present worth. If the Demised

Premises or any part thereof be relet by Landlord for the unexpired portion of the Lease Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed facing to be the fair and reasonable rental due for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and Obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to or less than the amount of the difference referred to above.

Section 10.2 Default.

      A. (i) If Tenant defaults in the payment of any Rent when due and such default shall continue for 15 days after notice from Landlord to Tenant, or (ii) if Tenant defaults in fulfilling any of the other covenants, terms, provisions or conditions of this Lease on Tenant's part to be performed hereunder and such default shall continue for the period within which performance is required to be made by specific provision of this Lease or, if no such period is so provided, for 15 days after notice from Landlord to Tenant specifying the nature of said default, or, if the default so specified shall be of such a nature that the same cannot be reasonably cured or remedied within such 15 day period if Tenant shall not in good faith have commenced the airing or remedying of such default within such 15 day period and shall not thereafter diligently proceed therewith to completion, or (iii) if any execution or attachment shall be issued against Tenant or any of Tenant's property and shall not be discharged or vacated within 10 days after the issuance thereof, or (iv) if Tenant shall between Landlord and Tenant and such default shall not have been cured within such period of grace as shall be provided, (v) if Tenant shall fail to open for business on the commencement date of the Lease Term assigned by the provisions of Sections 2.2 and 3.3 hereof, or (vi) should any two out of three consecutive annual statements of the Gross Sales furnished by Tenant understate the amount of Gross Sales by more than 2% after notice by Landlord to Tenant of the first such understatement, then in any one or more of such events, (if the Lease Term shall not have commenced) Landlord may cancel this Lease by written notice to Tenant, or (if the Lease Term shall have commenced) Landlord may serve upon Tenant a written notice that this Lease and the Lease Term will terminate on a date to be specified therein, which shall be not less than three days after the giving of such notice, and upon the date so specified, this Lease and the Lease Term shall terminate and come to an end as fully and completely as if such date were the day herein definitely named for the end and expiration of this Lease and the Lease Term, and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter set forth; provided, however, that if Tenant shall default (a) in the timely payment of Fixed Minimum Rent, Percentage Rent, Common Area Charges, Utility Service Charges, or either Association dues or assessments or Marketing Charges, whichever shall be payable, or in the timely reporting of Gross Sales as required by Section 4.3 hereof, or any of them, and any such default shall continue or be repeated for two consecutive months or for a total of four months in any period of 12 months or (b) in performance of any other particular covenant of this Lease more than six times in any period of 12 months, then, notwithstanding that such defaults shall have each been cured within the period after notice as above provided, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve the said written three days notice of termination without affording to Tenant an opportunity to cure such further default.

      B. If the notice provided for in Paragraph A hereof shall have been given and this Lease shall be terminated; or if the Demised Premises become vacant or deserted; then, in either of such events, Landlord may without notice terminate all services, re-enter the Demised Premises either by force or other means, and by summary proceedings or otherwise, dispossess Tenant and the legal representative of Tenant or other occupant of the Demised Premises, and remove their effects and hold the premises as if this Lease had not been made.

      C. Nothing in Paragraph A hereof shall be deemed to require Landlord to give the notices therein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for the recovery of rent on account of any default in the payment of rent, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and Tenant shall become a holdover tenant.

Section 10.3 Remedies of Landlord.

      A. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i) the Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration; (ii) Tenant shall pay to Landlord all expenses, including court costs and attorneys' fees and disbursements, incurred by Landlord in recovering possession of the Demised Premises and all costs and charges for the care of the Demised Premises while vacant; (iii) Landlord may relet the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and may grant concessions or free rent; and (iv) Tenant or the legal representative of Tenant shall also pay Landlord, as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, for each month of the period which would otherwise have constituted the balance of the Lease Term, any deficiency between (x) the sum of (a) one monthly installment of Fixed Minimum Rent, (b) one-twelfth of the average Percentage Rent payable hereunder for the three Lease Years immediately preceding (or for the entire preceding portion of the Lease Term if less than three Lease Years), (c) the Tax Rent that would have been payable for the month in question but for such re-entry or termination, (d) the Utility Service Charges payable for such month computed on the basis of the average monthly consumption for the said preceding Lease Years or portion of the Lease Term, (e) the current monthly Common Area Charge and (f) the current Association dues and assessments or Marketing Charges, as the case may be, computed on a monthly basis and (y) the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises. The refusal or failure of Landlord to relet the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with reletting, such as attorneys' fees and disbursements, brokerage and for putting and keeping the Demised Premises in good order or for preparing the same for reletting as hereinafter provided. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord at Landlord's option may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of reletting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid Landlord shall in no event be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premises are relet, for failure to collect the rent thereof under such reletting.

      B. In any of the circumstances mentioned in the foregoing Paragraph A in which Landlord shall have the right to hold Tenant liable upon the several rent days as therein provided, Landlord shall have the election, in place and instead of holding Tenant so liable, forthwith to recover against Tenant, as damages for loss of the bargain and not as a penalty, the liquidated damages provided for in Paragraph B of Section 10.1 hereof.

      C. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.

      D. Tenant hereby expressly waives the service of notice of intention to re~ter or to institute legal proceedings to that end and any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. The foregoing shall not relieve Landlord of the obligations to provide articles hereinabove required to the given to Tenant.

Section 10.4 Waiver of Trial by Jury; Tenant Not to Counterclaim. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises and any emergency statutory or any other statutory remedy, including without limitation any summary proceeding to recover possession of the Demised Premises or any action based on non-payment of Rent or any other payment required of Tenant hereunder. Tenant further agrees that it shall not interpose any counterclaim or counterclaims in any such summary proceeding or action.

Section 10.5 Holdover by Tenant. In the event Tenant remains in possession of the Demised Premises after the expiration of the tenancy created hereunder without the execution of a new lease. Tenant, at the option of Landlord, shall be deemed to be occupying said Demised Premises as a tenant from month to month, at a monthly rental equal to twice the sum of (i) the monthly installment of Fixed Minimum Rent payable during the last month of the Lease Term, (ii) 1/12th of the average Percentage Rent payable here under for the last three Lease Years, (ill) the Tax Rent payable for the last month of the Lease Term, (iv) the Utility Service Charges payable for such month, (v) the monthly Common Area Charge payable for such month and (vi) the current Association dues and assessments or Marketing Charges, as the case may be, computed on a monthly basis, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

Section 10.6 Landlord's Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all cost, and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys' fees, together with interest on the amount of costs and expenses so incurred at the rate stipulated in Section 4.7 hereof, shall be paid by Tenant to Landlord on demand, and shall be recoverable as additional rent.

Section 10.7 Effect of Waivers of Default. No consent or waiver, landlord or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Landlord. The failure of Landlord to insist in any one or more cases upon the performance of any of the provisions, covenants, agreements or conditions of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such provision, covenant, agreement, condition or option.

[crossed out]
Section 10.8 Security Deposit. Tenant has deposited with Landlord the Security Deposit as security for the punctual performance by Tenant of each and every obligation of it under this Lease. In the event of any default by Tenant, Landlord may apply or retain all or any part of such security to cure the default or to reimburse Landlord for any sum which Landlord may spend by reason of the default. In the case of every such application or retention Tenant shall, on demand, pay to Landlord the sum so applied or retained which shall be added to the Security Deposit so that the same shall be restored to its original amount, If at the end of the Lease Term Tenant shall not be in default under, the Lease, but not otherwise, the Security Deposit, or any balance thereof, shall be returned to Tenant, without interest within 30 days after the furnishing of the last certified annual statement and the payment of any Percentage Rent or additional Percentage Rent shown thereby to be due disclosed by an audit or examination as provided in Paragraphs C and D of Section 4-3 hereof. This Section 10 shall in any event be subject to the provisions of
Section 7-103 of the General Obligations Law of the State of New York, as amended; and, to the extent that this Section 10.8 be inconsistent therewith, the said Section 7-103 of the General Obligations Law shall supersede.

                      ARTICLE XI. MISCELLANEOUS PROVISIONS

Section 11.1 Notices From One Party to Another. All notices, statements, demands, requests; consents, approvals, authorizations, offers, communications, appointments or designations hereunder by either party to the other shall be deemed to be given to the other party for the purposes of this Lease only if in writing and, if to Tenant, either personally served or sent by United States certified or registered mail, return receipt requested, postage prepaid, addressed to Tenant at Tenant's Address or at the Demised Premises or at such other place as Tenant may from time to time designate: if to Landlord. sent by United States certified or registered mall, return receipt requested, postage prepaid, addressed to Landlord at Landlord's Address or at such other place as Landlord may from time to time designate. If served or sent, any such matter shall be deemed given for all purposes hereunder at the time of such service, or if mailed, at the time of depositing the same in a branch Post Office of Notices by Landlord may be given on Landlord's behalf by the general manager of the Shopping Center or by Landlord's attorneys.

Section 11.2 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease and covenants to pay, hold harmless and indemnify Landlord from and against any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

*received by the addressee or rejected

Section 11.3 Tenant's Acknowledgment of Mortgage. Tenant acknowledges notice of a mortgage covering the Shopping Center, recorded on June 30, 1969 in the Office of the Register of the City of New York, County of Kings, State of New York, in Reel 344, page 153, a Modification and Extension Agreement, dated as of January 20, 1971, between Landlord and John Hancock Mutual Life Insurance Company as holder of said mortgage, recorded on January 20, 1971 in said Office in Reel 460, page 175, spreading, modifying and extending said mortgage in its entirety, a Modification and Waiver Agreement dated as of June 29,1973 between said parties, recorded on October 12, 1973 in said Office in Reel 664, page 1529 and a Modification Agreement dated October 12, 1976 between said parties. Copies of said Agreements are available for inspection at the office of Landlord at 5100 Kings Plaza, Brooklyn, N. Y. 11234. Tenant further acknowledges the rights of the holder of said mortgage, including, without limitation:

            (a) The following provisions restricting Landlord's right or power, as against the holder of such mortgage without its consent, to cancel, abridge, or otherwise modify tenancies, subtenancies, leases or subleases of the mortgaged real property or to accept prepayments of installments of rent to become due thereunder:

            "7.02.2. Maintenance of Validity, Amendment, Waiver, etc. Mortgagors *** will not, without the prior written consent of Mortgagee.

            (a) terminate or cancel any Space Lease or consent to or accept any termination, cancellation or surrender thereof, or permit any condition or event to exist or occur which would, or would entitle the Space Tenant thereunder, to terminate or cancel the same;

            (b) amend, modify, or otherwise change any term of any Space Lease;

            (c) waive any default under or breach of any Space Lease;

            (d) give any waiver, consent or approval under any Space Lease;

            (e) consent to or permit any prepayment or discount of rent or payment of advance rent under any Space Lease covering a period of more than one month;

            (f) make an election under Section 3.9 of any Space Lease to cause any installation, alteration, addition or improvement upon the Property to become the property of any Person other than Mortgagors upon the expiration or sooner termination of such Space Lease; or

            (g) take any other action in connection with any Space Lease which would have the effect of impairing the value of Mortgagors' interest therein or rights thereunder or of the Property, or of impairing in any material respect the position or interests of Mortgagee or of the holders of the Notes under this Mortgage or the Notes;

***
      (b) The following provisions relating to the subordination of this Lease to said mortgage:

            "9.05. Subordination of Space Leases to Mortgage; Recognition, etc. The Space Leases and all rights of Space Tenants thereunder are and shall be subject and subordinate to this Mortgage and the rights of Mortgagee and the holders of the Notes hereunder, provided that, by acceptance of this Mortgage, Mortgagee agrees with each Space Tenant that, upon any foreclosure of this Mortgage or any exercise of the power of sale contained herein, if and so long as the Space Tenant under any Space Lease is not in default thereunder for longer than the applicable period given to cure such default pursuant to the terms thereof, such Space Lease shall not be terminated thereby and Mortgagee shall not disturb the possession of such Space Tenant and, if Mortgagee shall be the purchaser at the foreclosure sale or at the sale under such power of sale, Mortgagee will accept the attornment of such Space Tenant thereafter if and so long as such Space Tenant is not in default under such Space Lease. *** Mortgagee's obligation to accept the attornment of such Space Tenant, as provided by this section 9.05, shall not be construed to mean that Mortgagee shall be liable for, or assume any liability with respect to, any act or omission of Mortgagor as landlord under such Space Lease or be subject to any offset or right of payment which shall have accrued to such Space Tenant against Mortgagor as landlord under such Space Lease and Mortgage or any such purchaser ball not and shall not be deemed to have assumed or be subject to any such liability, obligation, offset or right of payment.

As used in said Agreement, the terms "Mortgagor" and "Mortgagors" refer to Landlord, the term "Mortgagee" refers to said John Hancock Mutual Life Insurance Company or, if its interest in said mortgage shall have been assigned, the assignee at the time holding such interest, the terms "Space Lease" and "Space Leases" refer to leases by Landlord of any portion of the Property (as defined in said Agreement), including this Lease, the terms "Space Tenant" and "Space Tenants" refer to tenants under Space Leases, including Tenant, the term "Property" refers to the property subject to said mortgage and the term "Notes" refers to the evidences of the indebtedness secured by said mortgage.

      Tenant further acknowledges that Landlord has assigned to said John Hancock Mutual Life Insurance Company its right to receive all rent and other sums payable by Tenant to Landlord pursuant to this Lease, provided, however, that Tenant shall continue to pay all rents and sums so assigned to Landlord until such time as a default under said mortgage shall have occurred and be continuing.

      By the execution of this Lease, Tenant hereby consents to the said mortgage in its entirety, as so spread, modified and extended.

Section 11.4 Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant Whenever herein the singular number is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders

Section 11.5 Estoppel Certificate. Tenant agrees that it will, at any time and from time to time, within 10 business days following written notice by Landlord specifying that it is given pursuant to this Section 11.5, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there shall have been modifications, that the same is in full force and effect as modified and stating the modifications); the dates to which the Rent and other charges have been paid in advance, if any; whether or not the Landlord is in default in performance of an? covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge; and whether Tenant has any lasting defenses or offsets against the enforcement of this Lease by Landlord; it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or any leasehold or the mortgagee, beneficiary or grantee of any security or other interest, or any assignee of any thereof, under any mortgage, deed of trust or conveyance for security purposes now or hereafter upon or made with respect to the fee of or any leasehold interest in the Shopping Center, or a proposed purchaser or lessee of all or substantially all of the Shopping Center.

      The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the foregoing provisions of this Section within said 10 business day period shall constitute an acknowledgment by Tenant to any Person entitled as aforesaid to rely thereon, that this Lease is unmodified and in full force and effect, that the Rent and other charges have been duly and fully paid to and including the respective due dates immediately preceding the date of such notice and shall constitute, as to any Person entitled as aforesaid to rely upon such statements, a waiver of any defaults, defenses or offsets which may exist prior to the date of such notice.

Section 11.6 Applicable Law and Construction. The laws of the State of New York shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document for examination does not constitute an offer to lease, or a reservation of or option for the premises, and becomes effective only upon execution and delivery thereof by Landlord and Tenant. All negotiations. considerations, representations and understandings between the parties are incorporated in this Lease. The index preceding this Lease and the headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles or sections.

Section 11.7. Joint and Several Obligations. If at any time the term "Tenant" shall include more than one Person, the obligations of all such Persons shall be joint and several.

Section 11.8 Short Form Lease. Tenant agrees not to record this Lease. Either party shall, at the request of the other, execute, acknowledge and deliver, at any time after the date of this Lease, a memorandum of lease pursuant to Section 291 of the Real Property Law prepared by the requesting party; but the provisions of this Lease shall control the rights and obligations of the parties.

Section 11.9 Binding Effect of Lease. The covenants, agreements, and obligations herein contained, except as herein Otherwise specifically provided, shall extend to, bind and inure to the benefit of, the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In particular, the provisions of Section 8A shall bind the executors, administrators or other personal representatives of Tenant, if an individual, or its successors, if Tenant is a corporation or partnership. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.

Section 11.10 Refinancing. If any lending institution with which Landlord may negotiate mortgage refinancing for the Shopping Center does not approve or disapproves the financial and credit rating of Tenant for purposes of such refinancing, or if any such lending institution shall require or suggest a change or changes in, this Lease as a condition or one of the conditions of its approval of this Lease for such refinancing; and if, within 30 days after notice from Landlord,
(i) Tenant fails or refuses to supply or execute assurances and/or guarantees which are stated by Landlord as indicated to be necessary to secure the approval of Tenant's financial and credit rating by any such lending institution, or (ii) Tenant fails or refuses to execute with Landlord the amendment or amendments to this Lease accomplishing the change or changes which are stated by Landlord to be needed in connection with approval of this Lease for purposes of such refinancing, Landlord shall have the right to cancel this Lease at any tune prior to the time for the commencement of Tenant's Work pursuant to Section 3.3 hereof. In the event of cancellation by Landlord hereunder, this Lease shall be and become null and void and both parties shall automatically be released as of the date of Landlord's cancellation notice from any and all liability or obligation under the Lease, except that Landlord shall return any Security Deposit or money payment made by Tenant. Nothing in the foregoing shall require Tenant to make any changes in Section 1.1 hereof.

Section 11.11 Definitions. Whenever used in this Lease the following terms shall have the indicated meanings in addition to any meaning attributed to any such terms which are also Fundamental Lease Provisions:

      A. Affiliate: Any Person which controls or is controlled by the Person in question or is controlled by the same Persons which shall then control the Person in question and any Person which is a member with the Person in question in a relationship of joint venture (other than the joint venture between the parties herein named as Landlord), partnership or other form of business association concerning or which in any way affects the subject matter involved: the term "control" means, with respect to a corporation the ownership of stock possessing, and of the right to exercise, at least 23% of the total combined voting power of all classes of stock of the controlled corporation, issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct ownership or indirect ownership through control of another corporation or corporations.

      B. Association: As defined in Section 8.3A(i).

      C. Central Utility Plant: the structure erected above the Upper Mall for the purpose of providing the utility services to be furnished pursuant to
Article VI hereof.

      D. Common Areas: As defined in Section 5.1.

      F. Common Area Charge: As defined in Section 5.3D.

      F. Concessionaire: Any Person who or which conducts any business in any portion of the Demised Premises as lessee, or sublessee of Tenant or under any concession or license from Tenant, or as a sublessee of, or under any concession or license from, any such lessee or sublessee or person holding such concession or license, whether or not Tenant was authorized under the provisions of this Lease to make or grant any such lease, sublease, license or concession.

      G. Covered Mall: The portion of the Shopping Center which are shown by cross hatching on Exhibit A and which consist of two levels to be shown as the "Lower Mail" at the street level and the "Upper Mall" at the second floor level.

      H. Demised Premises: As defined in Sections 1.1 and 2.1 and as shown on the Exhibits referred to therein.

      I. Department Store Parcels: The two portions of the Shopping Center each indicated by the words "Department Store" on Exhibit A.

      J. Fixed Minimum Rent: As defined in Sections 1.1 and 4.2.

      K. Floor Space: The actual number of square feet of floor space in the Demised Premises or in other leased, subleased (if Landlord shall be a lessee) or otherwise occupied premises in the Shopping Center (excluding any parking facilities but including, without limitation, space on mezzanines, other than mezzanines erected by the occupant or tenant not constituting building construction and intended to increase the usability of the space for stock purposes) within the exterior faces of the walls (including, without limitation, walls between the premises in question and the Covered Mall or other Common
Area) surrounding all floors, or parts of any thereof, with respect to the premises in question, except that with respect to a wail or partition between space available for occupancy by two or more separate occupants the center of the wall or partition in question shall be used instead of the exterior face thereof, or if the Demised Premises are not surrounded by walls, then the space within and up to the line of the Demised Premises shown on Exhibit B shall be included in the computation. For the purpose of this definition store fronts shall not be deemed to be walls. No deduction or exclusion shall be made from Floor Space otherwise computed by reason of stairs, elevators, escalators, interior partitions or other interior construction or equipment.

      L. Gross Sales: As defined in Section 4.3B.

      M. Guarantor: The Person or Persons executing the guaranty attached to this Lease.

      N. Landlord: The parties named as "Landlord" in Section 1.1 hereof until a sale, transfer or lease by either of them, and thereafter the person or persons, collectively, who shall, for the time being, be liable for the obligations of Landlord under the provisions of Section 7.3 hereof.

      O. Landlord's Work: The work and installations performed or to be performed by Landlord prior to the commencement of the

Lease Term as provided in Section 3.1 and Exhibits C and D.

      P. Lease Year: As defined in Section 4.4.

      Q. Marketing charge: As defined in Section 8.3B(i).

      R. Marketing Fund: As defined in Section 8.3B (i).

      S. Percentage Rent: As defined in Section 4.3.

      T. Person: A natural person, firm, association or corporation, as the case may be.

      U. Rent: As defined in Section 4.8.

      V. Shopping Center: The parcel(s) of land shown on Exhibit A hereto, including the Department Store Parcels, plus (i) any other parcel(s) of land, whether or not occupied by Landlord, at any time used or available for use for Shopping Center or related purposes, including, but not limited to, access to and from any public street, parking, or the furnishing to the Shopping Center of any utility or other service, or for any other improvement appropriate or related to the operation or functioning of the Shopping center; together with
(ii) all buildings on and improvements to any such parcel(s) of land. The term "Shopping Center" also means, when used not solely to designate the geographical location thereof, the operation and functioning thereof primarily as a general shopping center for the sale of goods, wares, merchandise, food, beverages and services at retail, together with such services and facilities as are incident to or advisable in connection with the operation thereof, including, but not limited to, medical, dental and other service uses and office. No road, way, street, easement, utility or facility otherwise included within the Shopping Center shall be deemed for any purpose to be partially or wholly excluded therefrom by reason of the fact that the same may also serve or be used by the occupant of any other premises or the customers thereof. Any portion of the Shopping Center which is condemned or dedicated to public use or ceded or conveyed to any governmental authority for street or related purposes shall be thereupon excluded from the Shopping Center.

      W. Taxes: As defined in Section 4.6A and C.

      X. Tax Rent: As defined in Section 4.6B.

      Y. Tenant: As defined in Section 1.1, and also (notwithstanding that the term is used throughout this Lease in singular form) each Person to whom or to which any of the rights of Tenant created by this Lease may at any time or from time to time be assigned, transferred or conveyed, lawful and not in violation of the provisions of Section 8.4, provided, however, that with respect to any Person occupying the Demised Premises under an assignment, transfer or conveyance which is in violation of Section 8.4 such Person shall be deemed to be included within


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

the term Tenant only with respect to the obligations of Tenant under this Lease, but not with respect to the rights of Tenant under this Lease.

      Z. Tenant's Work: The work and installations to be performed by Tenant prior to the commencement of the Lease Term as provided in Section 3.2 and Exhibits C and D.

      AA. Utility Service Charges: Any charges payable by Tenant pursuant to
Article VI hereof.

Section 11.12 Construction on Adjacent Premises. If any excavation or other building operation shall be about to be made or shall he made on any premises adjoining or above or below the Demised Premises or on any other premises in the Shopping Center, Tenant shall permit Landlord, or the adjoining owner, and their respective agents, employees, licensees and contractors, to enter the Demised Premises and to shore the foundations and/or walls thereof, and to erect scaffolding and/or protective barricades around and about the Demised Premises (but not so as to preclude entry thereto) and to any act or thing necessary for the safety or preservation of the Demised Premises. Tenant's obligations under this Lease shall not be affected by any such construction or excavation work, shoring up, scaffolding or barricading. Landlord shall not be liable in any such case for any inconvenience; disturbance, loss of business or any other annoyance arising from any such construction, excavation, shoring-up, scaffolding or barricading, but Landlord shall use its best efforts so that such work will cause as little inconvenience, annoyance and disturbance to Tenant as possible consistent with accepted construction practice in the vicinity and so that such work shall be expeditiously completed.

Section 11.13 Effect of Unavoidable Delay. The provisions of this Section shall be applicable if there shall occur, during the Lease Term, or prior to the commencement thereof, any (i) strike(s), lock-out(s) or labor dispute(s); (ii) inability to obtain labor or materials, or reasonable substitutes therefor; or
(iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty, or other conditions similar or dissimilar to those enumerated in this item (iii) beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as the result of any of the above-described events, fail punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this lease by the party in question, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any above-described event. Notwithstanding anything herein contained, however, (a) the


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

provisions of this Section shall not be applicable to Tenant's obligation to pay Rent under the provisions of Article W or its obligations to pay any other sums, moneys, costs, charges or expenses required to be paid by Tenant hereunder, and
(b) with respect to Tenant's obligations under the provisions of Section 8.1C only the events described in item (iii) of the first sentence of this Section shall be deemed to be applicable for the purpose of this Section.

Section 11.14 Office Buildings. Nothing contained in this Lease shall be deemed to prevent the erection by the Landlord in the Shopping Center of one or more office buildings, or the use of any other building or space in the Shopping Center for office use.

Section 11.15 No Oral Changes. This Lease may not be changed or terminated orally, but only by an agreement in writing signed by the parties hereto.

Section 11.16 No Representation by Landlord. Tenant acknowledges that neither Landlord nor its Affiliates or agents have made any agreements, representations, warranties or promises with respect to the Demised Premises or the building of which they are a part or with respect to present or future rents, expenses, operations, tenancies or any other matter, except as herein expressly set forth; and that, except as herein expressly set forth, Tenant relied on no statement of Landlord, its Affiliates or agents for that purpose.

      IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

                                    KINGS PLAZA SHOPPING CENTER
                                     OF FLATBUSH AVENUE, INC.


                                    By
                                      --------------------------------
                                               Vice President


                                    KINGS PLAZA SHOPPING CENTER


                                    By
                                      --------------------------------
                                               Vice President

Attest:
                                    MAGIC RESTAURANT OF KINGS CORP.

--------------------
Secretary                           By
                                      --------------------------------
                                               Vice President

(Acknowledgment for Corporate Tenant)

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )


      On the    day of October 1985, before me personally came GARY ROGERS to me known, who, being by me duly sworn, did depose and say that he resides at that he is the President of Magic Restaurant of Kings Corp. the corporation described in and which executed the foregoing instrument as Tenant; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of such corporation, and that he signed his name thereto by like order.


                                                /s/
                                                -------------------------------
                                                Notary Public


(Acknowledgment for Individual or Partnership Tenant)

STATE Of                )
                        :ss.:
COUNTY OF               )

      On the    day of         198 , before me came to me known and known to me
to be the individual described in and who executed the foregoing instrument as Tenant, and acknowledged to me that he executed the same.


                                                /s/
                                                -------------------------------
                                                Notary Public

                                    GUARANTY

      In consideration of, and as an inducement for the granting, execution and delivery of the foregoing lease, dated October, 1985 (hereinafter called the "Lease"), by Kings Plaza Shopping Center of Flatbush Avenue, Inc. and Kings Plaza Shopping Center of Avenue U, Inc., collectively the Landlord therein named hereinafter called "Landlord") to Magic Restaurant of Kings Corp., the Tenant therein named (hereinafter called "Tenant"), and in further consideration of the sum of One ($1.00) Dollar and other good and valuable consideration paid by Landlord to the undersigned, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Steven Rogers and Gary Rogers collectively (hereinafter and in the Lease called the "Guarantor"), hereby guarantees to Landlord, its successors and assigns, the full and prompt payment or Rent, including, but not limited to, the Fixed Minimum Rent, Percentage Rent, Common Area Charge, Tax Rent, Utility Service Charges, Association dues and assessments or Marketing Charges, whichever shall be payable, and any and all other sums and charges payable by Tenant, its successors and assigns, under said Lease, and hereby further guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, its successors and assigns; and the Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if default shall at any time be made by Tenant, its successors or assigns, in the payment of any such Rent, or if Tenant should default in the performance and observance of any of the terms, covenants. provisions or conditions contained in said Lease, the Guarantor shall and will forthwith pay such Rent to Landlord, its successors and assigns, and any arrears thereof, and shall and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions, and will forthwith pay to Landlord, all damages that may arise in consequence of any default by Tenant, its successors or assigns, under the Lease, including, without limitation, all reasonable attorney's fees and disbursements incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty.

      This Guaranty is an absolute and unconditional Guaranty of payment and of performance. It shall be enforceable against the Guarantor, its successors and assigns, without the necessity for any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant, its successors and assigns, and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of any other notice or demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives; and the Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in nowise be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant's successors or assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the said Lease.

      This Guaranty shall be a continuing Guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Lease by Landlord and Tenant, or by reason of any dealings or transactions or matter or thing occurring between Landlord and Tenant, its successors or assign, or by reason of any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant, whether or not notice thereof or of any thereof is given to the Guarantor. Notwithstanding the foregoing, this Guaranty shall terminate on the third anniversary;*

      All of Landlord's rights and remedies under the said Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to being exclusion of or a waiver of any of the others.

*of the commencement of the Lease Term, except that the undersigned shall remain liable for any obligations accrued under the Lease prior to said date.

      As a further inducement to Landlord to make and enter into the Lease and in consideration thereof, Landlord and the Guarantor covenant and agree that in any action or proceeding brought on, under or by virtue of this Guaranty, Landlord and the Guarantor shall and do hereby waive trial by jury. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York. Terms printed with initial capital letters in this Guaranty shall have the same meaning as defined in the Lease.

Dated:__________________________

                                          ------------------------(L.S.)
                                          STEVEN ROGERS

Attest:

                                          ------------------------
                                          GARY ROGERS
--------------------------------
Secretary

(Acknowledgment for Individual Guarantor)

STATE OF                )
                        :ss.:
COUNTY OF               )

      On this    day of         1985, before me personally came Steven Rogers
and Gary Rogers to me known and known to me to be the individuals described in and who executed the foregoing instrument, and duly acknowledged that they executed the same.


(Acknowledgment for Corporate Guarantor)

STATE OF                )
                        :ss.:
COUNTY OF               )

      On this day of 198 , before me personally came to me known, who being by me duly sworn, did depose and say that he resides at that he is the of the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal: that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                                -------------------------


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